EXECUTION VERSION

NINTH AMENDMENT TO FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS NINTH AMENDMENT TO FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 26, 2019, is entered into among WESCO RECEIVABLES CORP. (the “Seller”), WESCO DISTRIBUTION, INC. (“WESCO” or the “Servicer”), the Purchasers (each, a “Purchaser”) and Purchaser Agents (each, a “Purchaser Agent”) party hereto, and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the “Administrator”).
RECITALS
1.The Seller, the Servicer, each Purchaser, each Purchaser Agent and the Administrator are parties to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
2.    The parties hereto desire to amend the Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.
2.    Joinder, Rebalancing and Certain Consents.
(a)Joinder of Parties. Effective as of the date hereof, (i) Reliant Trust hereby becomes a party to this Agreement as a Conduit Purchaser hereunder with all the rights, interests, duties and obligations of a Conduit Purchaser hereunder, (ii) The Toronto-Dominion Bank hereby becomes a party to this Agreement as a Committed Purchaser hereunder with all the rights, interests, duties and obligations of a Committed Purchaser hereunder, (iii) The Toronto-Dominion Bank, as a Committed Purchaser and Reliant Trust, as its related Conduit Purchaser, shall constitute the members of a new Purchaser Group, and The Toronto-Dominion Bank and Reliant Trust hereby appoint The Toronto-Dominion Bank as the Purchaser Agent for such Purchaser Group, and (iv) The Toronto-Dominion Bank hereby becomes a party to this Agreement as a Purchaser Agent hereunder with all the rights, interests, duties and obligations of a Purchaser Agent hereunder.
(b)Initial Purchases; Rebalancing. Concurrently herewith, the Seller is requesting that the Purchasers fund a new Purchase on the Closing Date pursuant to a Purchase Notice delivered in accordance with Section 1.2(a). Such Purchase Notice provides that each Purchaser Group will fund a non-ratable portion of the aggregate Purchase such that, after giving effect to such Purchase, each Purchaser Group’s outstanding Investment will be equal to its Ratable Share of the Aggregate Investment.
(c)Certain Consents. The parties hereto hereby consent to the joinder of The Toronto-Dominion Bank and Reliant Trust as parties hereto on the terms set forth in clause (a) above, to the non-ratable funding of the foregoing initial Purchase on the terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.
3.    Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages on the Receivables Purchase Agreement attached hereto as Exhibit A.
4.    Representations and Warranties. The Seller and the Servicer hereby represent and warrant to each of the parties hereto as follows:
(a)    Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement, as amended hereby, are true and correct as of the date hereof.
(b)    No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.
5.    Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment shall remain in full force and effect. As of and after the Effective Time, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
6.    Effectiveness. This Amendment shall become effective as of the time (the “Effective Time”) at which the Administrator has executed this Amendment and receives each of the following, in each case form and substance satisfactory to the Administrator in its sole discretion: (A) counterparts of this Amendment executed by each of the other parties hereto and (B) such other agreements, documents, instruments and opinions as the Administrator may request.
7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
8.    Governing Law; Jurisdiction.
8.1    THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
8.2    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
9.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
WESCO RECEIVABLES CORP.

By:    /s/ Brian M. Begg
Name: Brian M. Begg
Title: Treasurer

WESCO DISTRIBUTION, INC.,
as Servicer

By:     /s/ Brian M. Begg
Name: Brian M. Begg
Title: Vice President and Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser

By:     /s/ Michael Brown
Name:     Michael Brown
Title:    Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for PNC Bank, National
Association

By:     /s/ Michael Brown
Name:     Michael Brown
Title:     Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:     /s/ Michael Brown
Name:    Michael Brown
Title:    Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:     /s/ William P. Rutkowski
Name:     William P. Rutkowski
Title:    Director____________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Wells Fargo Bank, National Association

By:     /s/ William P. Rutkowski
Name:    William P. Rutkowski
Title:     Director____________________________
FIFTH THIRD BANK, as a Committed Purchaser

By:     /s/ Patrick Berning
Name:     Patrick Berning
Title:    AVP

FIFTH THIRD BANK,
as Purchaser Agent for Fifth Third Bank

By:     /s/ Patrick Berning
Name:    Patrick Berning
Title:    AVP
LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By:     /s/ Jill A. Russo
Name:    Jill A. Russo
Title:    Vice President

THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By:     /s/ Douglas Noe
Name:    Douglas Noe
Title:    Managing Director for Global Securitization

THE BANK OF NOVA SCOTIA, as Purchaser Agent for The Bank of Nova Scotia and Liberty Street Funding LLC

By:     /s/ Douglas Noe
Name:    Douglas Noe
Title:    Managing Director for Global Securitization

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as a Conduit Purchaser

By:     /s/ Luna Mills
Name:    Luna Mills
Title:    Managing Director

THE TORONTO-DOMINION BANK, as Purchaser Agent for The Toronto Dominion Bank and Reliant Trust

By:     /s/ Luna Mills
Name:    Luna Mills
Title:    Managing Director

EXHIBIT A

(Marked Pages to Receivables Purchase Agreement)

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CONFORMED COPY includes
First Amendment date as of December 18, 2015
Second Amendment dated as of April 19, 2016
Third Amendment dated as of May 10, 2016
Fourth Amendment dated as of May 27, 2016
Fifth Amendment dated as of November 8, 2017
Sixth Amendment dated as of December 29, 2017
Seventh Amendment dated as of April 23, 2018
Eighth Amendment dated as December 21, 2018
Ninth Amendment dated as of September 26, 2019

FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

dated as of September 24, 2015

among
WESCO RECEIVABLES CORP.,
as Seller,

WESCO DISTRIBUTION, INC.,
as Servicer,
THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

CONTENTS
Clause        Page

CONTENTS
Clause        Page

TABLE OF CONTENTS
(continued)

EXHIBIT I	Definitions
EXHIBIT II	Conditions Precedent
EXHIBIT III	Representations and Warranties
EXHIBIT IV	Covenants
EXHIBIT V	Termination Events
SCHEDULE I	Credit and Collection Policy
SCHEDULE II	[Reserved]
SCHEDULE III	Trade Names
SCHEDULE IV	Notice Information
SCHEDULE V	[Reserved]
SCHEDULE VI	Commitments
SCHEDULE VII	Scheduled Commitment Termination Date
SCHEDULE VIII	Subject UCC

ANNEX A	Form of Information Package
ANNEX B	Form of Purchase Notice
ANNEX C	~~List of Special Obligors~~[Reserved]
ANNEX D	Form of Assumption Agreement
ANNEX E	Form of Transfer Supplement

This FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 24, 2015, among WESCO RECEIVABLES CORP., a Delaware corporation, as seller (the “Seller”), WESCO DISTRIBUTION, INC., a Delaware corporation (“WESCO”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), THE VARIOUS CONDUIT PURCHASERS, COMMITTED PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO, and PNC BANK, NATIONAL ASSOCIATION, as Administrator for each Purchaser Group (in such capacity, the “Administrator”).
Concurrently herewith, the Seller, the Servicer and the Originators are entering into that certain Amended and Restated Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of the date hereof. The parties hereto hereby consent to such amendment and restatement.
PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.
In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
AMENDMENT AND RESTATEMENT; JOINDER OF PARTIES; REBALANCING
(a)    Amendment and Restatement. This Agreement amends and restates in its entirety, as of the Closing Date, the Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the Seller, the Servicer, the various Conduit Purchasers, Committed Purchasers and Purchaser Agents from time to time party thereto and the Administrator. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement, (ii) the security interest created under the Original Agreement in favor of the Administrator shall remain in full force and effect under this Agreement and (iii) all Investment and Discount outstanding or owing under the Original Agreement shall be and constitute Investment and Discount outstanding or owing under this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.
(b)    Joinder of Parties. Effective as of the date hereof, (i) Liberty Street Funding LLC hereby becomes a party to this Agreement as a Conduit Purchaser hereunder with all the rights,

interests, duties and obligations of a Conduit Purchaser hereunder, (ii) each of The Bank of Nova Scotia and Branch Banking and Trust Company hereby becomes a party to this Agreement as a Committed Purchaser hereunder with all the rights, interests, duties and obligations of a Committed Purchaser hereunder, (iii) Branch Banking and Trust Company, as a Committed Purchaser, shall constitute the sole member of a new Purchaser Group, which does not initially include a Conduit Purchaser, and Branch Banking and Trust Company hereby appoints itself as the Purchaser Agent for such Purchaser Group, (iv) The Bank of Nova Scotia, as a Committed Purchaser and Liberty Street Funding LLC, as its related Conduit Purchaser, shall constitute the members of a new Purchaser Group, and The Bank of Nova Scotia and Liberty Street Funding LLC hereby appoint The Bank of Nova Scotia as the Purchaser Agent for such Purchaser Group, and (v) each of Branch Banking and Trust Company and The Bank of Nova Scotia hereby becomes a party to this Agreement as a Purchaser Agent hereunder with all the rights, interests, duties and obligations of a Purchaser Agent hereunder.
(c)    Initial Purchases; Rebalancing. Concurrently herewith, the Seller is requesting that the Purchasers fund a new Purchase on the Closing Date pursuant to a Purchase Notice delivered in accordance with Section 1.2(a). Such Purchase Notice provides that each Purchaser Group will fund a non-ratable portion of the aggregate Purchase such that, after giving effect to such Purchase, each Purchaser Group’s outstanding Investment will be equal to its Ratable Share of the Aggregate Investment.
(d)    Certain Consents. The parties hereto hereby consent to the joinder of Branch Banking and Trust Company, Liberty Street Funding LLC and The Bank of Nova Scotia as parties hereto on the terms set forth in clause (b) above, to the non-ratable funding of the foregoing initial Purchase on the terms set forth in clause (c) above, in each case, as set forth above on a one-time basis.
ARTICLE I.
AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1.    Purchase Facility.
(a)    On the terms and subject to the conditions hereof, the Seller may, from time to time before each applicable Facility Termination Date, request that the Purchasers ratably (based on the Ratable Share in their respective Purchaser Groups) make investments with regard to the Purchased Interest from the Seller from time to time from the date hereof to each applicable Facility Termination Date in accordance with Section 1.2. Each purchase requested by the Seller pursuant to Section 1.2(a) (each, a “Purchase”) shall be made ratably by the Purchasers (based on the Ratable Share in their respective Purchaser Groups), and each Purchaser Group’s Ratable Share of each Purchase shall be made and funded (i) if such Purchaser Group contains a Conduit Purchaser and such Conduit Purchaser elects (in its sole discretion) to make and fund such portion of such Purchase, by the Conduit Purchaser in such Purchaser Group or (ii) if such Purchaser Group does not contain a Conduit Purchaser or if the Conduit Purchaser in such Purchaser Group declines (in its sole discretion) to make or fund such portion of such Purchase, by the Committed Purchaser in such Purchaser Group. Subject to Section 1.4(b) concerning reinvestments, at no time will any Conduit Purchaser have any obligation to make any Purchase or reinvestment. Each Committed Purchaser

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severally hereby agrees, on the terms and subject to the conditions hereof, to make Purchases before its applicable Facility Termination Date that are requested pursuant to Section 1.2(a), based on the Ratable Share of its applicable Purchaser Group; provided, however, that under no circumstances shall any Purchaser make any Purchase or reinvestment hereunder if, after giving effect to such Purchase or reinvestment (i) the Group Investment of such Purchaser’s Purchaser Group would exceed the Group Commitment of such Purchaser’s Purchaser Group, (ii) the Aggregate Investment would (after giving effect to all Purchases and reinvestments on such date) exceed the Purchase Limit or (iii) the Purchased Interest would exceed 100%.
(b)    The Seller may, upon at least thirty (30) days’ written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the Group Investment of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $150,000,000. Such reduction shall at the option of the Seller be applied either (i) ratably to reduce the Group Commitment of each Purchaser Group or (ii) to terminate the Group Commitment of any one Purchaser Group.
(c)    The Seller may, upon at least thirty (30) days’ (but not greater than forty-five (45) days’) prior written notice to the Administrator and each Purchaser Agent, repay in whole (but not in part) the entire Aggregate Investment (and all accrued and unpaid Discount thereon) by making a cash payment of such amount to the Administrator for the benefit of the Purchasers. Such payments shall be made to the Administrator for the ratable benefit of the Purchasers (ratably based on the Investments outstanding at such time) and the Investment (and accrued and unpaid Discount) of each Purchaser shall only be deemed to be reduced by such payment when such payment is finally so paid to such Purchaser in full in cash. All payments as repayments made pursuant to this paragraph shall be subject to any applicable Termination Fee payable to any Purchaser at such time in connection therewith.
Section 1.2.    Making Purchases.
(a)    Each Purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any Business Day upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify: (A) the date of such Purchase (which shall be a Business Day), (B) the aggregate amount requested to be paid to the Seller (such aggregate amount, which shall not be less than $500,000 or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Investment.
(b)    Funding Purchases.

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(i)    Not later than 1:00 p.m. (New York City time) on the date of each Purchase of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II, deliver to the Administrator by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrator, an amount equal to the portion of Investment relating to the undivided percentage ownership interest then being funded by such Purchaser. On the date of each Purchase, the Administrator will make available to the Seller, in same day funds at the account from time to time designated in writing by the Seller to the Administrator, the amount of Investment to be funded in accordance with this Agreement by all Purchasers in respect of such Purchase.
(ii)    Unless the Administrator shall have received notice from a Purchaser or Purchaser Agent prior to the proposed Purchase Date of any Purchase that such Purchaser’s or Purchaser Agent’s Purchaser Group will not make available to the Administrator such Purchaser Group’s share of such Purchase, the Administrator may assume that such Purchaser Group has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the Seller a corresponding amount. In such event, if a Purchaser Group has not in fact made its share of the applicable Purchase available to the Administrator, then the Committed Purchaser in such Purchaser Group and the Seller severally agree to pay to the Administrator forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrator, at (i) in the case of such Committed Purchaser, the greater of the Federal Funds Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation or (ii) in the case of the Seller, the Base Rate. If such Committed Purchaser pays such amount to the Administrator, then such amount shall constitute such Committed Purchaser’s Investment included in such Purchase. If the Seller and such Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to the Seller the amount of such interest paid by the Seller for such period. Any such payment by the Seller shall be without prejudice to any claim the Seller may have against a Committed Purchaser that shall have failed to make such payment to the Administrator.
(c)    Effective on the date of each Purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser’s Investment) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.
(d)    To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the

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following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrator (for the benefit of the Purchasers) to file financing statements in each jurisdiction the Administrator deems necessary and appropriate to perfect its security interest in the Pool Assets, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
(e)    Except with respect to the increases in Commitments contemplated by Section 1.11, the Seller may, with the written consent of the Administrator and each Purchaser, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, that the Commitment of any Purchaser may only be increased with the consent of such Purchaser, such consent to be in such Purchaser’s sole and absolute discretion. Each new Purchaser (or Purchaser Group) and each Purchaser increasing its Commitment shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrator and the Seller an Assumption Agreement in the form of Annex D hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers be executed by each Person in such new Purchaser’s Purchaser Group).
(f)    Each Committed Purchaser’s obligation hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for any Purchase. Further, in the event any Committed Purchaser fails to satisfy its obligation to make a Purchase as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Committed Purchasers in such defaulting Committed Purchaser’s Purchaser Group shall purchase the defaulting Committed Purchaser’s Commitment Percentage of the related Purchase pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Committed Purchaser; it being understood that a defaulting Committed Purchaser’s Commitment Percentage of any Purchase shall be first put to the Committed Purchasers in such defaulting Committed Purchaser’s Purchaser Group and thereafter if there are no other Committed Purchasers in such Purchaser Group or if such other Committed Purchasers are also defaulting Committed Purchasers, then such defaulting Committed Purchaser’s Commitment Percentage of such Purchase shall be put to each other Purchaser Group ratably and applied in accordance with this paragraph (f)). Notwithstanding anything in this paragraph (f) to the contrary, no Committed Purchaser shall be required to make a Purchase pursuant

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to this paragraph for an amount which would cause the aggregate Investment of such Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment.
Section 1.3.    Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived in accordance with the terms hereof) be deemed to be 100%. The Purchased Interest shall become zero when the Aggregate Investment thereof and Aggregate Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.
Section 1.4.    Settlement Procedures.
(a)    The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.
(b)    The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:
(i)    set aside and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Investment and not previously set aside, second, an amount equal to the fees set forth in each Purchaser Group Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of each Purchaser Group’s Ratable Share of the Servicing Fee accrued through such day and not previously set aside;
(ii)    subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Investment, ratably, according to each Purchaser’s Investment, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event

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or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%; provided, further, that if the Facility Termination Date has been extended pursuant to Section 1.10 and any Purchaser (or its Purchaser Agent) has provided notice (an “Exiting Notice”) to the Administrator, the Seller and the Servicer of such Purchaser’s refusal, pursuant to Section 1.10, to extend its (or its Committed Purchaser’s) Commitment hereunder (an “Exiting Purchaser”) then such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below;
(iii)    if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of the Collections (or in the case of an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Investment; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Investment shall be deemed to remain constant from the date of the provision of an Exiting Notice until the date such Purchaser’s Investment has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Investment shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Investment (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and a Simple Majority of the Purchasers (or in the case of an Exiting Notice, such Exiting Notice has been revoked by the related Exiting Purchaser and written notice thereof has been provided by such Exiting Purchaser or its Purchaser Agent to the Administrator, the Seller and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Investment (or the Investment of the Exiting Purchaser) and ratably in accordance with each Purchaser’s Investment, be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of such Exiting Notice; and
(iv)    release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

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(c)    The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit on each Settlement Date into the account from time to time specified by the Administrator, Collections held for the benefit of the Purchasers pursuant to Sections 1.4(b) and 1.4(f); provided, that if WESCO or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified WESCO (or such Affiliate) that such right is revoked, WESCO (or such Affiliate) may retain the portion of the Collections set aside pursuant to Section 1.4(b)(i) that represents the aggregate of each Purchaser Group’s Ratable Share of the Servicing Fee. Within three Business Days of the last day of each Yield Period with respect to any Portion of Investment, the applicable Purchaser Agent will notify the Servicer and the Administrator by e-mail of the amount of the Discount accrued with respect to such Portion of Investment during the related Yield Period.
(d)    The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:
(i)    if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Administrator for distribution to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to each Portion of Investment maintained by such Purchasers; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer’s own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of each Purchaser Group’s Ratable Share of accrued Servicing Fees so set aside, and
(ii)    if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, if WESCO or an Affiliate thereof is not the Servicer, to the Servicer’s own account in payment in full of all accrued Servicing Fees, second, to the Administrator for distribution to each Purchaser Agent ratably according to Investment (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all such accrued Discount with respect to each Portion of Investment funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group, third, to the Administrator for distribution to each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the fees accrued (other than Servicing Fees) in payment in full of all such accrued fees (other than Servicing Fees) with respect to each Portion of Investment maintained by such Purchasers, fourth, to the Administrator for distribution to each Purchaser Agent ratably according to the aggregate of the Investment of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Investment (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%); it being understood that each Purchaser Agent shall distribute the amounts described

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in the second, third and fourth clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Investment or, in the case of the third clause of this Section 1.4(d)(ii), fees (not including the Servicing Fee), fifth, if the Aggregate Investment and accrued Aggregate Discount with respect to each Portion of Investment for all Purchaser Groups have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than WESCO or an Affiliate thereof) have been paid in full, to the Administrator for distribution ratably to each Purchaser Agent (for the benefit of the Purchasers within such Purchaser Group) the Administrator, each Indemnified Party and each Affected Person, in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder, and sixth, to the Servicer’s own account (if the Servicer is WESCO or an Affiliate thereof) in payment in full of the Aggregate of each Purchaser Group’s Ratable Share of all accrued Servicing Fees.
After the Aggregate Investment, Aggregate Discount, fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account. Each Purchaser Agent hereby covenants and agrees to timely provide the Administrator with all information necessary for the Administrator to make the allocations to the Purchaser Agents required to be made by the Administrator pursuant to Sections 1.4(d) and 1.4(f), including the applicable account of each Purchaser Agent for which amounts should be distributed.
(e)    For the purposes of this Section 1.4:
(i)    if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;
(ii)    if on any day any of the representations or warranties in Section 1(g) or (m) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;
(iii)    except as provided in clause (i) or (ii), or as otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)    if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such

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amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
(f)    If at any time the Seller shall wish to cause the reduction of Aggregate Investment (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Investment), the Seller may do so as follows:
(i)    the Seller shall give the Administrator, each Purchaser Agent and the Servicer at least two Business Days’ prior written notice thereof for any reduction of Aggregate Investment (such notice to include the amount of such proposed reduction and the proposed date on which such reduction will commence);
(ii)    on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and
(iii)    the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Investment, for payment to the Administrator (for the account of such Purchaser) on the next Settlement Date, and the Aggregate Investment (together with the Investment of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (for the account of such Purchaser) only when in fact finally so paid;
; provided, that:
(A)    the amount of any such reduction shall be not less than $500,000 in the aggregate for all Purchaser Groups (unless the Aggregate Investment at the time of such reduction is less than $500,000, in which case such reduction shall be in the amount required to reduce the Aggregate Investment to zero); and
(B)    with respect to any Portion of Investment, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.
Section 1.5.    Fees. The Seller shall pay to the Administrator for distribution to each Purchaser Agent for the benefit of the related Purchasers, certain fees in the amounts and on the dates set forth in those certain fee letters, each such letter (as amended or amended and restated through the date hereof and as amended, supplemented, or otherwise modified from time to time, a “Purchaser Group Fee Letter”), in each case among the Seller, the Servicer, the related Purchaser Agent and the related Purchasers.
Section 1.6.    Payments and Computations, Etc.

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(a)    All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the applicable account from time to time designated by the Administrator. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day. Except as expressly set forth herein (including, without limitation, as set forth in Sections 1.4(b)(ii) or (iii) with respect to Collections held in trust for Exiting Purchasers), the Administrator shall promptly (and, if reasonably practicable, on the day it receives such amounts) distribute to the applicable Purchaser Agent amounts received by it hereunder for the benefit of the Purchasers within such Purchaser Agent’s Purchaser Group, and such Purchaser Agent shall promptly thereafter distribute such amounts received by it to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Investment (or in respect of any other obligations other than Discount and Fees), according to the outstanding Investment funded by such Purchasers. Unless the Administrator shall have received notice from Seller prior to the date on which any payment is due to the Administrator for the account of any Purchasers hereunder that the Seller (or the Servicer on its behalf) will not make such payment (including because Collections are not available therefor), the Administrator may assume that the Seller has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Purchaser Agents the amount due. In such event, if the Seller (or the Servicer on its behalf) has not in fact made such payment, then each Purchaser Agent severally agrees to repay to the Administrator forthwith on demand the amount so distributed to such Purchaser Agent, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrator, at the greater of the Federal Funds Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation.
(b)    The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.00% per annum above the Base Rate, payable on demand.
(c)    All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.
Section 1.7.    Increased Costs.
(a)    If any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with: (i) any law or regulation or any

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change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility or other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest or any portion thereof in respect of which Discount is computed by reference to the Euro-Rate or the LMIR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.
(c)    If such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.
(d)    Notwithstanding anything to the contrary, for purposes of this Section 1.7, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord know as Basel II or Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.
Section 1.8.    Requirements of Law.
If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive

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from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:
(i)    does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or any portion thereof or in the amount of such Person’s Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof),
(ii)    does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate, the LMIR or the Base Rate hereunder, or
(iii)    does or shall impose on such Affected Person any other condition, and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator or as a Purchaser Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Investment, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate; provided, further, however, that notwithstanding anything to the contrary, for purposes of this Section 1.8, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord know as Basel II or Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.
Section 1.9.    Inability to Determine Euro-Rate or LMIR.
(a)    If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (which determination shall be final and conclusive) that, by reason of

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circumstances affecting the interbank eurodollar market (in respect of such Person’s Purchaser Group or otherwise), deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to such Person in the interbank eurodollar market for such Yield Period, or adequate means do not exist for ascertaining the Euro-Rate or the LMIR for such Yield Period, then the Administrator or such Purchaser Agent shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, no Portion of Investment shall be funded by reference to the Euro-Rate or the LMIR and the Discount for any outstanding Portions of Investment then funded by reference to the Euro-Rate or the LMIR shall, on the last day of the then current Yield Period, be converted to the rate determined by reference to the Base Rate.
(b)    If, on or before the first day of any Yield Period, the Administrator shall have been notified by any Purchaser, Purchaser Agent or Liquidity Provider that, such Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any Applicable Law, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Investment at an interest rate based upon the Euro-Rate or the LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Investment shall be funded at the rate determined by reference to the Euro-Rate or the LMIR and (b) the Discount for any such outstanding Portions of Investment shall be converted to a rate determined by reference to the Base Rate either on the last day of the then current Yield Period if such Person may lawfully continue to maintain such Portion of Investment by reference to the Euro-Rate or the LMIR to such day, or immediately, if such Person may not lawfully continue to maintain such Portion of Investment by reference to the Euro-Rate or the LMIR to such day.
Section 1.10.    Extension of Termination Date. The Seller may advise the Administrator and each Committed Purchaser in writing of its desire to extend the Scheduled Commitment Termination Date with respect to such Purchaser; provided that such request is made not more than ~~90~~one-hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Commitment Termination Date with respect to such Purchaser. In the event that the applicable Purchaser is agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to its then current Scheduled Commitment Termination Date and the Seller, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorney Costs) shall be paid by the Seller. In the event a Purchaser declines the request for such extension, the Administrator shall so notify the Seller and each Purchaser Agent of such determination; provided, however, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the

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Purchaser shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.
Section 1.11.    Increase in Commitments.
(a)    Requests for Increase. So long as no Termination Event or Unmatured Termination Event has occurred and is continuing, upon notice to the Administrator and each Purchaser Agent, the Servicer (on behalf of the Seller) may from time to time (i) request an increase in the Commitment with respect to any existing Committed Purchaser (with the consent of the Administrator) or (ii) request that additional Persons be added as Committed Purchasers subject to the provisions of Section 1.2(e), in each case at any time following the Closing Date and prior to the Facility Termination Date with respect to such Committed Purchaser or other Person, as applicable, such increase in such existing Committed Purchaser’s Commitment or new Commitment of such new Committed Purchaser to be an amount (for all such requests or additions) not exceeding $~~100,000,000~~200,000,000 (it being understood and agreed that, for the avoidance of doubt, at no time shall the aggregate of all Commitments exceed $~~650,000,000~~800,000,000); provided, that each request for an increase or addition of a Person pursuant to Section 1.2(e) shall be in a minimum amount of $10,000,000 and increments of $5,000,000 above such minimum amount. At the time of sending such notice with respect to any existing Committed Purchaser, the Servicer (in consultation with the Administrator and the Purchaser Agent related to such Committed Purchaser) shall specify the time period within which such Committed Purchaser and the Administrator are requested to respond to the Servicer’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrator and such Committed Purchaser and its related Purchaser Agent).
(b)    Elections to Increase. In respect of any existing Committed Purchaser, each of such Committed Purchaser being asked to increase its Commitment and the Administrator shall notify the Seller and the Servicer within the applicable time period whether or not such Person agrees, in its respective sole discretion, to the increase to such Committed Purchaser’s Commitment. Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Committed Purchaser’s Commitment. For the avoidance of doubt, only the consent of the Committed Purchaser then being asked to increase its Commitment and the Administrator shall be required in order to approve any such request.
(c)    Effective Date. If the Commitment of any existing Committed Purchaser is increased in accordance with this Section 1.11, the Administrator and the Purchaser Agent for such Committed Purchaser shall determine the effective date with respect to such increase (such date, the “Commitment Increase Effective Date”).
(d)    Notification by the Administrator. The Administrator shall notify each Purchaser Agent, the Seller and the Servicer of the Administrator’s and such Committed Purchaser’s response to each request made hereunder, the amount of such increase (if any) and the related Commitment Increase Effective Date.

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(e)    Conditions to Effectiveness of Increase. As a condition precedent to each such increase, the Servicer shall deliver to the Administrator and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of each of the Seller and the Servicer, dated as of the Commitment Increase Effective Date, (i) certifying and attaching (x) the resolutions of the Board of Directors of such Person adopted by such Board of Directors approving or consenting to such Commitment increase and authorizing the execution, delivery and performance by such Person of the amendment to this Agreement contemplated in Section 1.11(c), as applicable (it being understood that such resolutions may be dated as of a date prior to the Commitment Increase Effective Date), and (y) all documents evidencing all other necessary corporate action and governmental approvals, if any, with respect to such Commitment increase and such amendment to this Agreement (it being understood that such documents may be dated as of a date prior to the Commitment Increase Effective Date) and (ii) certifying that, before and after giving effect to such increase, (x) the representations and warranties of such Person contained in Exhibit III are true and correct as of the Commitment Increase Effective Date and (y) no Termination Event or Unmatured Termination Event exists or shall exist.
(f)    Conflicting Provisions. This Section 1.11 shall supersede any provisions in Section 6.1 to the contrary.
Section 1.12.    Successor Euro-Rate or LMIR.
(a)    Notwithstanding anything to the contrary contained herein, if the Administrator determines in good faith (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 1.9 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 1.9 have not arisen but the applicable supervisor or administrator (if any) of the Euro-Rate or LMIR or a Governmental Authority having jurisdiction over the Administrator has made a public statement identifying the specific date after which the Euro-Rate or LMIR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than the Euro-Rate or LMIR has become a widely recognized benchmark rate for newly originated loans in U.S. dollars in the U.S. market, then the Administrator shall give notice thereof to the Seller and the Servicer, and the Administrator, the Seller and the Servicer shall endeavor to establish a replacement index for the Euro-Rate or LMIR, as applicable, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Discount based on the replacement index will be substantially equivalent to the all-in Discount based on the Euro-Rate or LMIR, as applicable, in effect prior to its replacement.
(b)    The Administrator, the Seller and the Servicer shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the reasonable discretion of the Administrator, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 6.1), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Purchasers, the Seller and the Servicer

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unless the Administrator receives, on or before such tenth (10th) Business Day, a written notice from the Majority Purchasers stating that such Majority Purchasers, the Seller or the Servicer object to such amendment.
(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on the Euro-Rate or LMIR, as applicable, to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from the Euro-Rate or LMIR, as applicable, to the replacement index and (B) yield- or risk-based differences between the Euro-Rate or LMIR, as applicable, and the replacement index.
(d)    Until an amendment reflecting a new replacement index or adjustments to applicable margins in accordance with this Section 1.12 is effective, any Portion of Investment for which Discount is determined by reference to the Euro-Rate or LMIR will, subject to Section 1.9, continue to accrue Discount with reference to the Euro-Rate or LMIR (or Base Rate if applicable pursuant to Section 1.9), as applicable, provided however, that if the Administrator determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, any Portion of Investment for which Discount would otherwise be determined with reference to the Euro-Rate or LMIR, as applicable, shall automatically begin accruing Discount with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(e)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.
(f)    This Section 1.12 provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. Without limiting the provisions set forth in Article V, the Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of the Euro-Rate or LMIR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
Section 2.1.    Representations and Warranties; Covenants. Each of the Seller, WESCO and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

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Section 2.2.    Termination Events. If any of the Termination Events set forth in Exhibit V shall occur and be continuing, the Administrator may (with the consent of a Simple Majority of the Purchasers) or shall (at the direction of a Simple Majority of the Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other Applicable Law, which rights and remedies shall be cumulative.
ARTICLE III.
INDEMNIFICATION
Section 3.1.    Indemnities by the Seller. Without limiting any other rights that any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel, (b) Indemnified Amounts in respect of any Receivable to the extent that such Receivable is uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:
(i)    the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by the Seller or Servicer with respect to Receivables or this Agreement to be true and correct;
(ii)    the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made;

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(iii)    the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)    the failure to vest in the Administrator (for the benefit of the Purchasers) a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or, if not, a (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim;
(v)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or reinvestment or at any subsequent time;
(vi)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable;
(vii)    any failure of the Seller, any Affiliate of the Seller or the Servicer to perform its duties or obligations in accordance with the provisions hereof or under the Contracts;
(viii)    any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;
(ix)    the commingling of Collections at any time with other funds;
(x)    the use of proceeds of purchases or reinvestments; or
(xi)    any reduction in the Aggregate Investment as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
Section 3.2.    Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers)

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under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities of the Servicer, its Affiliates and designees, including any sub-servicers, with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.
ARTICLE IV.
ADMINISTRATION AND COLLECTIONS
Section 4.1.    Appointment of the Servicer.
(a)    The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to WESCO (in accordance with this Section 4.1) of the designation of a new Servicer, WESCO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchasers) or shall (at the direction of the Majority Purchasers) designate as Servicer any Person (including itself) to succeed WESCO or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b)    Upon the designation of a successor Servicer as set forth in clause (a), WESCO agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and WESCO shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.
(c)    WESCO acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each Purchaser Group have relied on WESCO’s agreement to act as Servicer hereunder. Accordingly, WESCO agrees that it will not voluntarily resign as Servicer.
(d)    The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer

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(and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchasers shall have consented in writing in advance to such delegation.
Section 4.2.    Duties of the Servicer.
(a)    The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the account of each Purchaser Group, the amount of the Collections to which each such Purchaser Group is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond 30 days or beyond 90 days from the original invoice date) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Administrator or any Purchaser Group under this Agreement and (ii) if a Termination Event has occurred and WESCO or an Affiliate thereof is serving as the Servicer, WESCO or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator (with the consent of the Majority Purchasers). The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is WESCO or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either: (A) a Termination Event has occurred or (B) the Administrator believes in good faith that failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.
(b)    The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if WESCO or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than WESCO or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)    The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser

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Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.
After such termination, if WESCO or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
Section 4.3.    Lock-Box Account Arrangements. Prior to the date hereof, the Seller has entered into Lock-Box Agreements with all of the Lock-Box Banks maintaining any Lock-Box Account and delivered original counterparts of each such Lock-Box Agreement to the Administrator and each Purchaser Agent. Upon (i) the occurrence of a Termination Event, (ii) WESCO or Holdings ceasing to have a rating of at least “B-” by Standard & Poor’s on its corporate credit rating or (iii) Holding’s Available Liquidity fails to exceed $100,000,000, the Administrator may (with the consent of any of the Purchasers) or shall (upon the direction of any of the Purchasers) at any time thereafter so long as any event described in clauses (i), (ii) or (iii) above exists at such time, give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement (collectively, the “Lock-Box Rights”). The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Groups, any Indemnified Party or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder). The Administrator hereby agrees that, if, at any time following its exercise of its Lock-Box Rights, to the extent such Lock-Box Rights are being exercised by the Administrator due solely to the occurrence of the event in clause (iii) above and such event has been cured for a period of not less than 60 consecutive days, unless consented to in writing by the Administrator and each Purchaser Agent, upon notice of such cure to the Administrator and each Purchaser Agent, the Administrator shall reasonably cooperate with the Seller and the Servicer to cease exercising such Lock-Box Rights within a reasonable period of time; provided, however, that if, at any time the Administrator ceases to exercise its Lock-Box Rights in accordance with this sentence, such cessation shall not preclude the Administrator from exercising any or all of its Lock-Box Rights at any time following such date.
Section 4.4.    Enforcement Rights.

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(a)    At any time following the occurrence of a Termination Event:
(i)    the Administrator may (with the consent or at the direction of a Simple Majority of the Purchasers) direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee;
(ii)    the Administrator may (with the consent or at the direction of a Simple Majority of the Purchasers) instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors; and
(iii)    the Administrator may (with the consent or at the direction of a Simple Majority of the Purchasers) request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.
(b)    The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
Section 4.5.    Responsibilities of the Seller.
(a)    Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not

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relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, WESCO or the Originators thereunder.
(b)    WESCO hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, WESCO shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that WESCO conducted such data-processing functions while it acted as the Servicer.
Section 4.6.    Servicing Fee.
(a)    Subject to clause (b), the Seller shall pay to the Servicer ~~shall be paid~~ a fee (the “Servicing Fee”) for the provision of all services relating to the collection and administration of the Pool Receivables and related cash management activities, which services shall be performed by employees of the Servicer.  The Servicing Fee shall be equal to 1.0% per annum of the ~~daily average~~ aggregate Outstanding Balance of the Pool Receivables~~. The aggregate of each~~ as of the last day of the prior month.  Such fee shall be paid through (x) the Servicer’s retention of amounts representing the Seller’s Share and the Purchaser Group’s Ratable Share of ~~such fee shall be paid through~~the Servicing Fee,  and (y) otherwise, the distributions contemplated by Section 1.4(d)~~, and the Seller’s Share of such fee shall be paid by the Seller~~.
(b)    If the Servicer ceases to be WESCO or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.
ARTICLE V.
THE AGENTS
Section 5.1.    Appointment and Authorization.
(a)    Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take

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any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or Applicable Law.
(b)    Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.
(c)    Except as otherwise specifically provided in this Agreement, the provisions of this Article  V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third‑party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.
(d)    In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.
Section 5.2.    Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 5.3.    Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller,

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Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.
Section 5.4.    Reliance by Agents. Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.
(a)    The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.
(b)    The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Purchasers with such majority, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.
(c)    Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.
Section 5.5.    [Reserved].
Section 5.6.    Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination

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Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Majority Purchasers unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.
Section 5.7.    Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, WESCO, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, WESCO, Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, WESCO, Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 5.8.    Administrators and Affiliates. Each of the Purchasers and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, WESCO, Servicer or any Originator or any of their Affiliates and PNC Bank, National Association may exercise or refrain from exercising its rights and powers as if it were not the Administrator. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include each of the Purchaser Agents and the Administrator in their individual capacities.
Section 5.9.    Indemnification. Each Purchaser Group shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, WESCO or Servicer and without limiting the obligation of the Seller, WESCO or Servicer to do so), ratably in accordance

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with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); provided, that in the case of each Purchaser that is a Conduit Purchaser, such indemnity shall be provided solely by the Committed Purchaser in such Conduit Purchaser’s Purchaser Group.
Section 5.10.    Successor Administrator.
(a)    The Administrator may, upon at least five (5) days notice to the Seller and each Purchaser and Purchaser Agent, resign as Administrator. Except as provided below, such resignation shall not become effective until a successor agent is appointed by the Majority Purchasers and has accepted such appointment. If no successor Administrator shall have been so appointed by the Majority Purchasers, within thirty (30) days after the departing Administrator’s giving of notice of resignation, the departing Administrator may appoint a successor Administrator as successor Administrator. If no successor Administrator shall have been so appointed by the Majority Purchasers within sixty (60) days after the departing Administrator’s giving of notice of resignation, the departing Administrator may petition a court of competent jurisdiction to appoint a successor Administrator.
(b)    Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.
ARTICLE VI.
MISCELLANEOUS
Section 6.1.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator and each of the Majority Purchasers, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Investment of any

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Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser”, “Simple Majority” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Default Ratio”, “Eligible Receivable”, “Loss Reserve”, “Loss Reserve Percentage”, “Dilution Reserve”, “Dilution Reserve Percentage”, “Dilution Volatility Component”, “Minimum Dilution Reserve”, “Minimum Dilution Reserve Percentage”, “Termination Event”, “Yield Reserve”, “Yield Reserve Percentage”, “Total Reserves”, “Adjusted Net Receivables Pool Balance” or “Net Receivables Pool Balance”, (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, or (I) otherwise materially and adversely affect the rights of any such Purchaser hereunder; provided, further, however, (i) no amendment or waiver of any provision of any Lock-Box Agreement or the Lock-Box Schedule Letter Agreement shall require the consent of any Purchaser (other than the Administrator) and (ii) no amendment to the Sale Agreement joining any Subject Originator to the Sale Agreement as an Originator shall require the consent of any Purchaser (other than the Administrator) so long as either (x) the Joinder Conditions are satisfied or (y) the agreement joining such Subject Originator states that the Receivables of such Originator shall be deemed to be Ineligible Subject Originator Receivables. No failure on the part of the Purchasers or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 6.2.    Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof (or in any Assignment Agreement or other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.
Section 6.3.    Successors and Assigns; Participations; Assignments.
(a)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Seller may not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the Purchaser Agents and the Purchasers.
(b)    Participations. Any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document.

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Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.
(c)    Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the related Purchaser Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex E with any changes as have been approved by the parties thereto (a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent. Any such assignment by a Committed Purchaser cannot be for an amount less than the lesser of $30,000,000 and the amount of such Committed Purchaser’s Commitment. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Committed Purchaser as a “Committed Purchaser” and any resulting adjustment of the selling Committed Purchaser’s Commitment.
(d)    [Reserved].
(e)    Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest.

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(f)    Register. The Administrator shall, acting solely for this purpose as an agent of the Seller, maintain at its address referred to on Schedule IV of this Agreement (or such other address of the Administrator notified by the Administrator to the other parties hereto) a copy of each Transfer Supplement delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Committed Purchaser and the aggregate Investment of each Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers may treat each Person whose name is recorded in the Register as a Purchaser, as a Purchaser under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Servicer, any Purchaser Agent or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.
(g)    Procedure. Upon its receipt of a Transfer Supplement executed and delivered by an assigning Purchaser, the Administrator shall, if such Transfer Supplement has been duly completed, (i) accept such Transfer Supplement and (ii) record the information contained therein in the Register.
Section 6.4.    Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, each Purchaser Group and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, each Purchaser Group and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, each Purchaser Group and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.
In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
Section 6.5.    No Proceedings; Limitation on Payments.
(a)    Each of the Seller, WESCO, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any Insolvency Proceeding, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full.

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(b)    Each of WESCO, the Servicer, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrator may take any such action in its sole discretion following the occurrence of a Termination Event.
(c)    Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Purchaser shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all of such Conduit Purchaser’s Notes are paid in full. Any amount which any Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provision of this Section 6.5 shall survive any termination of this Agreement.
Section 6.6.    GOVERNING LAW AND JURISDICTION.
(a)    THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

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Section 6.7.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
Section 6.8.    Survival of Termination. The provisions of Sections 1.7, 1.8, 3.1, 3.2, 6.4, 6.5, 6.6, 6.9, 6.10 and 6.14 shall survive any termination of this Agreement.
Section 6.9.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 6.10.    Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 6.11.    Right of Setoff. During a Termination Event, each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).
Section 6.12.    Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

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Section 6.13.    Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.
Section 6.14.    Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 6.15.    Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) each Committed Purchaser may at any time pledge or grant a security interest in all or any portion of its interest in, to and under its undivided percentage ownership interest with regard to the Purchased Interest or under this Agreement to secure its obligations to a Federal Reserve Bank, or (ii) in the event that any Conduit Purchaser assigns any interest in, to and under its undivided percentage ownership interest with regard to the Purchased Interest to any Program Support Provider pursuant to a Program Support Agreement, such Program Support Provider may at any time pledge or grant a security interest in all or any portion of its interest in, to and under such undivided percentage ownership interest with regard to the Purchased Interest or under this Agreement to secure the obligations of such Program Support Provider to a Federal Reserve Bank, in each case without notice to or the consent of the Seller.
Section 6.16.    Confidentiality.
(a)    Each of the Seller and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or any Purchaser Group Fee Letter (including any fees payable in connection with this Agreement, any Purchaser Group Fee Letter or any other Transaction Document or the identity of the Administrator or any Purchaser or Purchaser Agent), except as the Administrator and each Purchaser Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrator and the affected Purchaser or Purchaser Agent of its intention to make any such disclosure prior to making such disclosure. Each of the Seller and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and

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agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrator shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; provided, further, that no such press release shall name or otherwise identify the Administrator, any Purchaser, any Purchaser Agent or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
(b)    As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Person shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
(c)    Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.
Section 6.17.    Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
Section 6.18.    Credit Agreement. Notwithstanding anything to the contrary set forth herein, each reference to any definition, section or provision in the Credit Agreement shall be a reference thereto without giving effect to any amendments, supplements or other modifications thereto entered into at any time that PNC Bank, National Association is not a party to the Credit Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WESCO RECEIVABLES CORP.,
as Seller

By:
Name:
Title:

WESCO DISTRIBUTION, INC.,
as Servicer

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for PNC Bank, National Association

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Wells Fargo Bank, National Association

By:
Name:
Title:

FIFTH THIRD BANK, as a Committed Purchaser

By:
Name:
Title:

FIFTH THIRD BANK,
as Purchaser Agent for Fifth Third Bank

By:
Name:
Title:

~~THE HUNTINGTON NATIONAL BANK, as a Committed Purchaser~~
~~By:~~
~~Name:~~
~~Title:~~
~~THE HUNTINGTON NATIONAL BANK,~~
~~as Purchaser Agent for The Huntington National Bank~~
~~By:~~
~~Name:~~
~~Title:~~
LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Purchaser Agent for The Bank of Nova Scotia and Liberty Street Funding LLC

By:
Name:
Title:

~~BRANCH BANKING AND TRUST COMPANY~~RELIANT TRUST, as a Committed Purchaser

By:
Name:
Title:

~~BRANCH BANKING AND TRUST COMPANY~~THE TORONTO-DOMINION BANK,
as Purchaser Agent for ~~Branch Banking and~~The Toronto-Dominion Bank and Reliant Trust ~~Company~~

By:
Name:
Title:

~~U.S. BANK NATIONAL ASSOCIATION, as a Committed Purchaser~~
~~By:~~
~~Name:~~
~~Title:~~
~~U.S. BANK NATIONAL ASSOCIATION, as Purchaser Agent for U.S. Bank National Association~~
~~By:~~
~~Name:~~
~~Title:~~

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EXHIBIT I
DEFINITIONS
As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.
“Adjusted Dilution Ratio” means, at any time, the twelve-month rolling average of the Dilution Ratio.
“Adjusted Net Receivables Pool Balance” means, at any time: (a) the Net Receivables Pool Balance, plus (b) the sum of (i) the aggregate Outstanding Balance of all Affiliate Receivables then in the Receivables Pool, (ii) the Specifically Reserved Amount and (iii) the aggregate amount for each Obligor of the lesser of (x) the Contra Amount, if any, with respect to such Obligor at such time and (y) the aggregate Outstanding Balance of all Pool Receivables, the Obligor of which is such Obligor.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers ) shall not constitute an Adverse Claim.
“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Affiliate Receivable” means any Receivable, the Obligor of which is an Affiliate of WESCO or any Originator.
“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Investment at such time.
“Aggregate Investment” means, at any time, the aggregate of the Investments of each Purchaser at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.

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“Alternate Yield Rate” for any day in any Yield Period, means an interest rate per annum equal to LMIR for such day or if LMIR is unavailable pursuant to Section 1.9, the Base Rate for such day; provided, however, that, notwithstanding the foregoing, the “Alternate Yield Rate” for each Purchaser on any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 2.0% per annum above the Base Rate in effect on such day and (y) the “Alternate Yield Rate” as calculated above.
“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.
“AR System” means the Oracle accounts receivable system which is used by the on-system originators, the accounts receivables systems which are used by the off-system originators, or any system or systems which replace any of the foregoing.
“Assumption Agreement” means an agreement substantially in the form set forth in Annex D to this Agreement.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.
“Available Liquidity” means, on any date of determination, the sum of (i) the Maximum Incremental Purchase, (ii) the amount of borrowing availability under the Credit Agreement and (iii) cash balances and liquid investments held by WESCO and its Affiliates.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, any Purchaser, for any day (a) a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(i)    the rate of interest in effect for such day as publicly announced from time to time by such Purchaser’s Purchaser Agent as its “prime rate”, “base rate” or similarly designate rate and which is used as a general reference point for pricing some loans, which may be priced at, above or below such announced rate, and
(ii)    0.50% per annum above the latest Federal Funds Rate; or

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(b)    such other rate set forth as the “Base Rate” for such Purchaser in its Purchaser Group Fee Letter, or any other document pursuant to which is became a party hereto.
“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Seller’s capital stock; and (b) a single individual with significant responsibility to control, manage, or direct the Seller.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, WESCO or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or the LMIR, dealings are carried out in the London interbank market.
“Certificate of Beneficial Ownership” means, for the Seller, a certificate in form and substance acceptable to the Administrator (as amended or modified by the Administrator from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Seller.
“Change in Control” means (i) Holdings ceases to own, directly or indirectly, 100% of the capital stock of WESCO or (ii) WESCO ceases to own, directly or indirectly (including through one or more of its Subsidiaries), (a) 100% of the capital stock of the Seller free and clear of all Adverse Claims or (b) a majority of the capital stock of any Originator, in the case of each of (i) and (ii)(b) above, free and clear of all Adverse Claims other than the pledges or grants of security interest by WESCO or one or more of its Subsidiaries to (x) JPMorgan or any other Person that assumes its obligations under the Intercreditor Agreement, as agent for itself and various lenders pursuant to one or more pledge agreements and security agreements as required under the Credit Agreement as such pledge agreements or security agreements may be amended, restated, supplemented or otherwise modified from time to time~~,~~ and (y~~) Credit Suisse or any other Person that assumes its obligations under the Intercreditor Agreement, as agent for itself and various lenders pursuant to one or more pledge agreements and security agreements as required under the Term Loan Agreement as such pledge agreements or security agreements may be amended, restated, supplemented or otherwise modified from time to time and (z~~) such other lenders to WESCO and its Subsidiaries so long as such lenders enter into an intercreditor agreement in form and substance reasonably satisfactory to the to the Administrator (it being agreed that the Intercreditor Agreement is a form reasonably satisfactory to the Administrator).
“Closing Date” means September 24, 2015.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, WESCO, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied

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to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of this Agreement and (c) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to each Committed Purchaser, the maximum amount which such Purchaser is obligated to pay hereunder on account of any Purchase, as set forth below its name on Schedule VI hereto to this Agreement or in the Assumption Agreement or any similar document pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b) or Section 1.11.
“Commitment Increase Effective Date” has the meaning set forth in Section 1.11(c).
“Commitment Percentage” means, at any time, for each Committed Purchaser in a Purchaser Group, such Committed Purchaser’s Commitment divided by the total of all Commitments of all Committed Purchasers in such Purchaser Group.
“Committed Purchaser” means each Person listed as such on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.
“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.
“Concentration Percentage” means~~: (a) for any Obligor that is not a Special Obligor, the~~ Normal Concentration Percentage ~~and (b) for any Special Obligor, the “Special Obligor Concentration Percentage”, approved in writing by each Purchaser Agent, and set forth as such opposite its name on Annex C to this Agreement~~; provided, however, that the Administrator may, if each of the Purchasers has so consented, approve higher Concentration Percentages for selected Obligors (which approved percentage shall become the “Concentration Percentage” applicable to such Obligor).
“Concentration Reserve” means, at any time of determination, an amount equal to: (a) the Aggregate Investment on such date, multiplied by (b)(i) the Concentration Reserve Percentage at such time, divided by (ii) 100% minus the Concentration Reserve Percentage at such time.
“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors, (c) the largest Obligor Percentage of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.
“Conduit Purchasers” means each commercial paper conduit or other entity that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement. Any reference to the “related” Conduit Purchaser of any Committed Purchaser (or words to similar effect) shall be deemed to be a reference to the Conduit Purchaser (if any) in such Committed Purchaser’s Purchaser Group.

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“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Contra Amount” means at any time of determination and with respect to any Obligor, the aggregate amounts of indebtedness and other obligations owed to such Obligor and its Affiliates by any Originator or any of its Affiliates, including, without limitation, any such indebtedness or obligations arising in connection with the sale of goods or rendering of services by such Obligor or its Affiliates to any Originator or any of its Affiliates.

“Covered Entity” shall mean (a) each of Seller, Servicer, each Originator and each of WESCO’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, with respect to (I) Liberty Street for each day during any Yield Period with respect to any Portion of Investment, the applicable Alternative Yield Rate for such day and (II) any other Conduit Purchaser for any Yield Period with respect to any Portion of Investment (a) the per annum rate equivalent to the “weighted average cost” (as defined below) related to the issuance of such Conduit Purchaser’s Notes that are allocated, in whole or in part, by it (or by its Purchaser Agent) to fund or maintain such Portion of Investment (and which may also be allocated in part to the funding of other Portions of Investment hereunder or of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Investment for such Yield Period, such Conduit Purchaser shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Investment funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Investment that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Investment, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) (as used in this definition, “weighted average cost” shall consist of (x) the actual interest rate (or discount) paid to purchasers of Conduit Purchaser’s Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by such Conduit Purchaser (or by its Purchaser Agent) and (y) any incremental carrying costs incurred with respect to such Conduit Purchaser’s Notes maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser),

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or (b) such other rate set forth as the “CP Rate” for such Conduit Purchaser in its Purchaser Group Fee Letter or any other document. Notwithstanding the foregoing, the “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.
“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of September 24, 2015, among WESCO, certain Subsidiaries and Affiliates of WESCO, JPMorgan and the other Persons parties thereto, without giving effect to any termination thereof, as amended, restated, amended and restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of WESCO in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.
~~“Credit Suisse” means Credit Suisse AG, Cayman Islands Branch.~~
“Cut-off Date” has the meaning set forth in the Sale Agreement.
“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originators during the three (3) calendar months ended on the last day of such calendar month divided by (ii) 90.
“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originators during the month that is six months prior to such month.
“Defaulted Receivable” means a Receivable:
(a) as to which any payment, or part thereof, remains unpaid for more than 180 days from the original invoice date for such payment, or

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(b) without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been written off the Seller’s books as uncollectible or (iii) that should have been written off the Seller’s books as uncollectible pursuant to the Credit and Collection Policy.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Delinquent Receivables during such month, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 150 days from the original invoice date for such payment or (b) without duplication, which has been (or consistent with the Credit and Collection Policy, would be) classified as a Delinquent Receivable by the applicable Originator.
“Dilution Horizon Ratio” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originators during the two most recent calendar months (or such greater number of days or months as determined by the Administrator from time to time with the consent or at the direction of the Purchaser Agents following any periodic audit conducted pursuant to the Transaction Documents), to (b) the Adjusted Net Receivables Pool Balance at the last day of the most recent calendar month.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement during such calendar month by (b) the aggregate credit sales made by all the Originators during the calendar month that is one month prior to such calendar month.
“Dilution Reserve” means, on any date, an amount equal to: (a) the Aggregate Investments on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.
“Dilution Reserve Percentage” means, on any date, the product of (i) the sum of (A) 2.00 times the Adjusted Dilution Ratio plus (B) the Dilution Volatility Component, multiplied by (ii) the Dilution Horizon Ratio.
“Dilution Volatility Component” means, for any calendar month, the product of (a) the difference of (i) the highest three-month rolling average Dilution Ratio during the twelve most recent calendar months (the “Highest 3-Month Rolling Average Dilution Ratio”) minus (ii) the Adjusted Dilution Ratio for such calendar month, multiplied by (b) a fraction (i) the numerator of which is the Highest 3-Month Rolling Average Dilution Ratio during the twelve most recent calendar months and (ii) the denominator of which is the Adjusted Dilution Ratio for such calendar month.

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“Discount” means with respect to any Purchaser:
(a) for any Portion of Investment for any Yield Period with respect to any Purchaser to the extent such Portion of Investment will be funded by such Purchaser during such Yield Period through the issuance of Notes:
CPR x I x ED/360
(b) for any Portion of Investment for any day with respect to any Purchaser to the extent such Portion of Investment will be funded by such Purchaser during such day other than through the issuance of Notes:
I x AYR/Year
where:

AYR =	the “Alternate Yield Rate” as defined herein, for such Portion of Investment for such day with respect to such Purchaser,

I	= the Investment with respect to such Portion of Investment on such day or during such Yield Period, as applicable, with respect to such Purchaser,

CPR	= the CP Rate for the Portion of Investment for such Yield Period with respect to such Purchaser,

ED	= the actual number of days during such Yield Period, and

Year	= if such Portion of Investment is funded based upon: (i) the Euro-Rate or the LMIR, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable.
provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by Applicable Law; and provided further, that Discount for any Portion of Investment shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. In addition to the foregoing, any interest accrued and payable by the Seller to the Administrator pursuant to Section 1.2(b)(ii) shall constitute “Discount” payable to the Administrator hereunder for all purposes.
“Eligible Foreign Obligor” means an Obligor which is a resident of any country (other than the United States) that has a long-term currency rating of at least “A” by Standard and Poor’s and “A2” by Moody’s.

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“Eligible Receivable” means, at any time, a Pool Receivable:
(a) the Obligor of which is (i) a United States resident or an Eligible Foreign Obligor, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) not an Affiliate of WESCO or any Originator and (iv) not a Sanctioned Person,
(b) that is denominated and payable only in U.S. dollars in the United States to a Lock-Box Account,
(c) that does not have a stated maturity which is more than 150 days after the original invoice date of such Receivable, unless a longer stated maturity is approved by and in the sole discretion of the Administrator and all of the Purchasers in writing, prior to the acquisition of such Receivable (or any interest therein),
(d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s business,
(e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,
(f) that conforms in all material respects with all Applicable Laws in effect,
(g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,
(h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,
(i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement,
(j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),
(k) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,
(l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,
(m) that is not a Defaulted Receivable or a Delinquent Receivable,

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(n) for which none the Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor,
(o) for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables,
(p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or the Seller, ~~and~~
(q) which (i) does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods and (ii) is not owed to any Originator or the Seller as a bailee or consignee for another Person~~.~~,
(r) the Obligor of which is not Evoqua Water Technologies LLC or any Subsidiary thereof, and
(s) which is not an Ineligible Subject Originator Receivable.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or WESCO, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or WESCO, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).
“Euro-Rate” means with respect to any Yield Period, the greater of (a) 0.00% and (b) the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the applicable Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Investment to be funded at the Alternate Yield Rate determined by reference to the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:
Average of London interbank offered rates as reported on
the Reuters Screen LIBOR01 Page or appropriate successor

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Euro-Rate =
1.00 - Euro-Rate Reserve Percentage
where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Investment funded at the Alternate Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Administrator and the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).
“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the U.S. Bankruptcy Code.
“Exception Account” means each account identified as such in the Lock-Box Schedule Letter Agreement; provided, however, that no “Exception Account” may be added to the Lock-Box Schedule Letter Agreement without the prior written consent of the Administrator in its sole discretion.
“Exception Account Conditions” means (a) with respect to the Frost Bank Lock-Box Account, the Frost Bank Conditions, (b) with respect to the TD Special Account, the TD Special Account Conditions and (c) with respect to each other Exception Account, (i) the amount of Collections received in (A) such Exception Account during each calendar month does not exceed $10,000,000 and (B) all Exception Accounts, in the aggregate, during each calendar month does not exceed $15,000,000, (ii) no Termination Event has occurred and is continuing and (iii) all Collections received in such Exception Account are being automatically transferred directly to a Lock-Box Account (other than an Exception Account) no later than one (1) Business Day following receipt thereof.
“Excess Concentration” means, without duplication, the sum of the following amounts:
(i)    the amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool;

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(ii)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligor of which is an Eligible Foreign Obligor, exceeds 3.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool;
(iii)     the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligor of which is a government or governmental subdivision, affiliate or agency, exceeds ~~1.00~~5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool;
(iv)    [Reserved];
(v)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool which are aged greater than 90 days from the original invoice date for such payment and without duplication less than 121 days from the original invoice date for such payment, exceeds ~~5.00~~7.50% of the aggregate credit sales made by the Originators in the month that is three months prior to the current month; and
(vi)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool which are aged greater than 120 days from the original invoice date for such payment and without duplication less than 151 days from the original invoice date for such payment, exceeds 5.00% of the aggregate credit sales made by the Originators in the month that is four months prior to the current month.
“Excluded Receivable” means any Receivable (without giving effect to the exclusion of “Excluded Receivables” from the definition thereof) (i) owed by an Obligor not a resident of the United States and denominated in a currency other than U.S. dollars, (ii) the Obligor of which is Siemens AG or any Subsidiary thereof, (iii) the Obligor of which is Mondelez International Inc. or any Subsidiary thereof, (iv) ~~owing by Ford Motor Company~~the Obligor of which is Evoqua Water Technologies LLC or any Subsidiary thereof~~, the Contract for which is the Energy Services Agreement, dated on or about December 29, 2017, between, inter alia, WESCO Distribution Inc. and Ford Motor Company in connection with upgrades to the Rawsonville plant~~ and such Receivable was originated on or after the Ninth Amendment Date, (v) the Obligor ~~is Dow Dupont~~of which is Fameccanica North America, Inc.  or any Subsidiary thereof ~~and which was originated on or after April 23, 2018~~ or (vi) the Contract for which is the Maintenance, Repair and Operating Supplies Agreement, dated on or about May 4, 2018, between, inter alia, WESCO Distribution Inc. and Dow Dupont Inc., owing by DowDupont Inc. (or any Subsidiary thereof) or any Person that is a successor in interest to DowDupont Inc. with respect to such Contract (or any Subsidiary thereof).
“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Facility Termination Date” means the earliest to occur of: (a) with respect to any Purchaser, the applicable Scheduled Commitment Termination Date with respect to such Purchaser, subject to any extension thereof pursuant to Section 1.10 of this Agreement (it being understood that if any

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such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such non-extending Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) or Section 1.1(c) of this Agreement and (d) with respect to each Purchaser Group, the date that the commitment, of all of the Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.10.
“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fees” means the fees payable by the Seller to each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.
“Fifth Third” means Fifth Third Bank.
“Final Payout Date” means the date on or after the Facility Termination Date when (i) no Investment of or Discount in respect of the Purchased Interest shall be outstanding, (ii) all other amounts owing to each Indemnified Party and Affected Person hereunder and under the other Transaction Documents have been paid in full and (iii) all accrued Servicing Fees have been paid in full.
“Frost Bank Lock-Box Account” means the account maintained at Frost Bank and identified in the Lock-Box Schedule Letter Agreement.
“Frost Bank Conditions” means, at any time of determination, the satisfaction of each of the following conditions: (a) after December 31, 2015, the Frost Bank Lock-Box Account is maintained in the name of the Seller, (b) after December 31, 2015, no funds other than Collections on Receivables originated by Hill Country Electric Supply, L.P. are being remitted to the Frost Bank Lock-Box Account, (c) the amount of Collections received in the Frost Bank Lock-Box Account during each calendar month does not exceed $20,000,000 in the aggregate, (d) no Termination Event

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has occurred and is continuing and (e) all Collections received in the Frost Bank Lock-Box Account are being automatically transferred directly to a Lock-Box Account (other than the Frost Bank Lock-Box Account) no later than one (1) Business Day following receipt thereof.
“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by Standard & Poor’s on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P 1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A 2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P 2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B

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Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A 3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P 3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the rating from each of Standard & Poor’s and Moody’s as determined in accordance with the rules of construction found in the final paragraph of this Article I, and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) and (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Commitment” means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and Standard & Poor’s shall be a Group D Obligor.
“Group Investment” means with respect to any Purchaser Group, an amount equal to the aggregate of all Investments of the Purchasers within such Purchaser Group.
“Holdings” means WESCO International, Inc., a Delaware corporation.
“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.

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“Ineligible Subject Originator Receivables” means Receivables of a Subject Originator designated as ineligible.
“Information Package” means a report, in substantially the form of Annex A to this Agreement, furnished to the Administrator pursuant to this Agreement.
“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated on or about ~~December 12, 2012~~September 26, 2019, by and among the Administrator, as receivables agent, JPMorgan, as ABL ~~lenders agent, Credit Suisse, as term~~ lenders agent, WESCO, the Seller, and the other Persons party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“Investment” means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to this Agreement as reduced from time to time by Collections distributed and applied on account of such Investment pursuant to Section 1.4(d) of this Agreement; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Joinder Conditions” means (i) such proposed additional Subject Originator shall have delivered to the Administrator each of the documents with respect to such Originator described in Section 4.1 of the Sale Agreement, in each case in form and substance reasonably satisfactory to the Administrator (it being agreed that the forms previously delivered to the Administrator are satisfactory), (ii) the aggregate Outstanding Balance of all Receivables of such Subject Originator plus the aggregate Outstanding Balance of all Receivables of each other Subject Originator joined to the Sale Agreement pursuant to an amendment not consented to by the Majority Purchasers during such calendar year do not exceed 15.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool, (iii) no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing and (iv) no Termination Event or an Unmatured Termination Event shall have occurred and be continuing.
“JPMorgan” means JPMorgan Chase Bank, N.A.

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“LCR Security” means any commercial paper or security (other than equity securities issued to WESCO or any Originator that is a consolidated subsidiary of WESCO under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Liberty Street” means Liberty Street Funding LLC.
“LIBOR Termination Date” has the meaning set forth in Section 1.12(a) of this Agreement.
“Liquidity Agent” means each of the banks acting or other Persons as agent for the various Liquidity Banks under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“LMIR” means, for any day, the greater of (a) 0.00% and (b) the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser or its Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“Lock-Box Account” means an account maintained in the name of the Seller (or solely with respect to any Exception Account, in the name of the Seller or an Originator) at a bank or other financial institution for the purpose of receiving Collections.
“Lock-Box Agreement” means an agreement, among the Seller, the Servicer and a Lock-Box Bank.
“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.
“Lock-Box Rights” has the meaning set forth in Section 4.3 of this Agreement.
“Lock-Box Schedule Letter Agreement” means that certain letter agreement, dated as of December 16, 2010 and as amended from time to time, among the Seller, the Servicer, the Administrator and each of the Purchasers and Purchaser Agents party thereto, as amended.
“Loss Reserve” means, on any date, an amount equal to (i) the aggregate of the Investment of all Purchasers set forth in the definition thereof at the close of business of the Servicer on such date multiplied by (ii)(A) the Loss Reserve Percentage on such date divided by (B) 100% minus the Loss Reserve Percentage on such date.

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“Loss Reserve Percentage” means, on any date, (i) the product of (A) 2.00 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (B) the sum of (x) the aggregate credit sales made by the Originators during the four most recent calendar months and (y) the product of ~~0.1~~0.125 and the aggregate credit sales made by the Originators during the fifth most recent calendar month, divided by (ii) the Adjusted Net Receivables Pool Balance as of such date.
“Majority Purchasers” means, at any time, Purchasers whose Commitments aggregate more than 66.67% of the aggregate of the Commitments of all Purchasers; provided, however, that so long as any Purchaser’s Commitment is greater than 66.67% of the aggregate Commitments, then “Majority Purchasers” shall mean a minimum of two Purchasers whose Commitments aggregate more than 66.67% of the aggregate Commitments.
“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:
(a) the assets, operations, business or financial condition of such Person,
(b) the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,
(c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or
(d) the status, perfection, enforceability or priority of any Purchaser’s or the Seller’s interest in the Pool Assets.
“Maximum Incremental Purchase” means, on any date, the additional incremental increase in the Aggregate Investment that would cause the Aggregate Investment plus the Total Reserves to equal the Net Receivables Pool Balance.
“Minimum Dilution Reserve” means, on any date, an amount equal to: (a) the Aggregate Investment on such date, multiplied by (b) (i) the Minimum Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Minimum Dilution Reserve Percentage on such date.
“Minimum Dilution Reserve Percentage” means, on any date, the product of (i) Adjusted Dilution Ratio, multiplied by (ii) the Dilution Horizon Ratio.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.
“~~Normal Concentration Percentage” means, at any time, 2.0%~~Ninth Amendment Date” means September 26, 2019.

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“Normal Concentration Percentage” means, (i) for any Group A Obligor, 12.0%, (ii) for any Group B Obligor, 9.0%, (iii) for any Group C Obligor, 6.0% and (iv) for any Group D Obligor, 3.0%
“Notes” means short-term promissory notes issued, or to be issued, by each Conduit Purchaser (or, if applicable, issued by the funding source pursuant to which such Conduit Purchaser finances its Investment hereunder) to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Original Agreement” has the meaning set forth in the preliminary statements of this Agreement.
“Originator” has the meaning set forth in the Sale Agreement.
“Originator Assignment Certificate” means each assignment, in substantially the form of Exhibit C to the Sale Agreement, evidencing Seller’s ownership of the Receivables generated by Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Payment Date” has the meaning set forth in Section 2.1 of the Sale Agreement.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“PNC” means PNC Bank, National Association.
“Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.

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“Portion of Investment” means, with respect to any Purchaser and its related Investment, the portion of such Investment being funded or maintained by such Purchaser by reference to a particular interest rate basis.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).
“Program Support Provider” means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase” is defined in Section 1.1(a).
“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale Agreement.
“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Sale Agreement.
“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Sale Agreement.
“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Sale Agreement.
“Purchase Date” means the date of which a Purchase or a reinvestment is made pursuant to this Agreement.
“Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.
“Purchase Limit” means, at any time, the aggregate of all Group Commitments (which, on ~~September 24, 2015~~the Ninth Amendment Date, shall be $~~550,000,000~~600,000,000), as such amount may be reduced pursuant to Section 1.1(b) of this Agreement or increased pursuant to Section 1.11 of this Agreement; provided, however, that at no time shall any such increase cause the Purchase Limit to exceed $~~650,000,000~~800,000,000. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Investment.

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“Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.
“Purchase Report” has the meaning set forth in Section 2.1 of the Sale Agreement.
“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:
    Aggregate Investment + Total Reserves
Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Purchaser” means each Conduit Purchaser and/or each Committed Purchaser, as applicable.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.
“Purchaser Group” means, (i) for each Conduit Purchaser, such Conduit Purchaser, its Committed Purchasers (if any) and its related Purchaser Agent and (ii) for any Purchaser that does not have a related Conduit Purchaser, such Purchaser and its related Purchaser Agent.
“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.
“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.
“Receivable” means any indebtedness and other obligations (other than Excluded Receivables) owed to the Seller or any Originator by, or any right of the Seller or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator (whether or not earned by performance), and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.
“Register” has the meaning set forth in Section 6.3(f) of this Agreement.
“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

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“Related Security” means, with respect to any Receivable:
(a) all of the Seller’s and the Originator thereof’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,
(b) all instruments and chattel paper that may evidence such Receivable,
(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and
(d) all of the Seller’s and the Originator thereof’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.
“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law in any material respects.
“Sale Agreement” means the Purchase and Sale Agreement, dated as of June 30, 1999, among the Seller, the Originators and the Servicer as amended through the date of this Agreement and as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law, including any such country identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource‑center/sanctions/Programs/Pages/Programs. aspx, or as otherwise published from time to time.
“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/resource‑center/sanctions/SDN‑List/Pages/default.aspx, or as otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

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“Scheduled Commitment Termination Date” means with respect to any Committed Purchaser, the date set forth as such below its name on Schedule VII to this Agreement or in any Assumption Agreement or other document pursuant to which such Purchaser became a party hereto.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.
“Servicing Fee Rate” means, at any time, 1.0%.
“Settlement Date” means the 22nd day of each calendar month (or, if such day is not a Business Day, the next occurring Business Day); provided, however, if pursuant to Section 2(i)(iii) of Exhibit IV, the Servicer is required to provide Information Packages on a more frequent than monthly basis, then the “Settlement Date”, solely for purposes of amounts distributable in respect of principal pursuant to Section 1.4 in the event the Purchased Interest exceeds 100% at such time, shall (in addition to the monthly Settlement Date described above, in the case of all other distributions) be the Wednesday of each calendar week (or if such day is not a Business Day, the next occurring Business Day); provided further, however, that, notwithstanding anything else in this definition to the contrary, on and after the occurrence and continuation of any Termination Event, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchasers) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchasers) may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition.
“Simple Majority” means, at any time, Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Purchasers.
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)    the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
(ii)    the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

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(iii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)    the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and
(D)    the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.
~~“Special Obligor” means an Obligor (i) specifically approved in writing by the Administrator and all of the Purchasers and (ii) that is set forth on Annex C to this Agreement.~~
~~“Special Obligor Concentration Percentage” has the meaning set forth in the definition of Concentration Percentage.~~
“Specifically Reserved Amount” means, at any time, the aggregate amount then recorded on the books and records of the Originators as the sum of (i) the aggregate accrued rebate payments owing to Obligors related to the purchase volumes by such Obligors with respect to the Pool Receivables and (ii) deferred revenue reserves with respect to the Pool Receivables.
“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“Subject Originator” means any Subsidiary (organized under the laws of the United States or any state thereof) of Holdings for which the aggregate Outstanding Balance of all Receivables of such Subsidiary of Holdings do not exceed 5.0% of the aggregate Outstanding Balance off all Receivables then in the Receivables Pool.
“Subject UCC” has the meaning set forth in Section 1(u) of Exhibit III to this Agreement.

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“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.
“TD Special Account” means that account number 8252028846 maintained at TD Bank and identified in the Lock-Box Schedule Letter Agreement.
“TD Special Account Conditions” means, at any time of determination, the satisfaction of each of the following conditions: (a) after April 1, 2016, the TD Special Account is maintained in the name of the Seller, (b) after April 1, 2016, no funds other than Collections on Receivables originated by Needham Electric Supply Corporation are being remitted to the TD Special Account, (c) the amount of Collections received in the TD Special Account during each calendar month does not exceed $10,000,000 in the aggregate, (d) no Termination Event has occurred and is continuing and (e) all Collections received in the TD Special Account are being automatically transferred directly to a Lock-Box Account not subject to Exception Account Conditions no later than one (1) Business Day following receipt thereof.
~~“Term Loan Agreement” means that certain Term Loan Agreement, dated on or about December 12, 2012, among WESCO, certain Subsidiaries and Affiliates of WESCO, Credit Suisse and the other Persons from time to time parties thereto, as amended, restated, amended and restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time.~~
“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.
“Termination Event” has the meaning specified in Exhibit V to this Agreement.
“Termination Fee” means, for any Yield Period, with respect to any Purchaser, the amount, if any, by which: (a) the additional Discount related to such Purchaser’s Investment (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period) that would have accrued during such Yield Period on the reductions of Investment relating to such Yield Period had such reductions not been made, exceeds (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of Investment, as determined by the such Purchaser’s Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

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“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the Dilution Reserve plus the Loss Reserve and (ii) the Minimum Dilution Reserve plus ~~13%~~the Concentration Reserve.
“Transaction Documents” means this Agreement, the Lock-Box Agreements, the Lock-Box Schedule Letter Agreement, each Purchaser Group Fee Letter, the Sale Agreement, the Intercreditor Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement or such other agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Transfer Supplement” has the respective meanings set forth in Sections 6.3(c) and 6.3(e).
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.
“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“Wells” means Wells Fargo Bank, National Association.
“WESCO” has the meaning set forth in the preamble to this Agreement.
“Yield Period” means, with respect to each Portion of Investment: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial Purchase pursuant to Section 1.2 of this Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.
“Yield Reserve” means, on any date, an amount equal to: (a) the Aggregate Investment on such date, multiplied by (b) (i) the Yield Reserve Percentage on such date, divided by (ii) 100% minus the Yield Reserve Percentage on such date.
“Yield Reserve Percentage” means, on any date, the product of (a) 1.5, multiplied by (b) the sum of (i) the Base Rate with respect to the most recent Yield Period and (ii) the Servicing Fee Rate, multiplied by (c) a fraction (i) the numerator of which is the highest Days’ Sales Outstanding for the twelve most recent calendar months and (ii) the denominator of which is 360.
Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such

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Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II
CONDITIONS PRECEDENT
1.    Conditions Precedent to Initial Purchase. The effectiveness of this Agreement is subject to the conditions precedent that the Administrator and each Purchaser Agent shall have received the following items, each in form and substance (including the date thereof) satisfactory to the Administrator and each such Purchaser Agent:
(a)    One or more counterparts of this Agreement and each other Transaction Document (including all amendments, modifications and supplements thereto executed on or prior to the Closing Date), in each case executed by each of the parties thereto.
(b)    Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators and WESCO authorizing the execution, delivery and performance by the Seller, such Originator and WESCO, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Seller, each Originator and WESCO.
(c)    A certificate of the Secretary or Assistant Secretary of the Seller, the Originators and WESCO certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator or WESCO, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or WESCO, as the case may be.
(d)    Acknowledgment copies, or time stamped receipt copies, of proper financing statements (and/or amendments to, or assignments of, the financing statements filed in connection with the Original Agreement), duly filed on or before the date hereof under the UCC of all jurisdictions that the Administrator or any Purchaser Agent may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator (on behalf of each Purchaser) contemplated by this Agreement and the Sale Agreement.
(e)    [Reserved].
(f)    Completed UCC search reports, dated on or shortly before the date hereof, listing the financing statements filed in all applicable UCC jurisdictions that name the Originators or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator or any Purchaser Agent may request, showing no Adverse Claims on any Pool Assets.
(g)    [Reserved].
(h)    Favorable opinions (including any applicable bring-down opinions), in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent in each case as the Administrator or any Purchaser Agent may reasonably request.
(i)    [Reserved].
(j)    [Reserved].
(k)    Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the Fee Letter.
(l)    Each applicable Purchaser Group Fee Letter and/or any amendments thereto or amendments and restatements thereof (received only by the related Purchaser Group Agent) duly executed by the Seller and the Servicer.
(m)    Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person’s organization and principal place of business.
(n)    [Reserved].
(o)    Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.
2.     Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each reinvestment shall be subject to the further conditions precedent that:
(a) in the case of each purchase, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and such Purchaser Agent, a completed pro forma Information Package to reflect the level of Investment with respect to each Purchaser Group and related reserves after such subsequent purchase; and
(b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):
(i)     the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date;
(ii)     no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and
(iii)    the Aggregate Investment shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%.

EXHIBIT III
REPRESENTATIONS AND WARRANTIES
1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:
(a)    The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.
(b)    The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.
(c)    No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to this Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.
(d)    Each of this Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    There is no pending or, to Seller’s best knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator.
(f)    No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.
(g)    The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, Administrator (for the benefit of each Purchaser) shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. This Agreement creates a security interest in favor of the Administrator (for the benefit of each Purchaser) in the Pool Assets, and the Administrator (for the benefit of each Purchaser) has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Sale Agreement and the Administrator (for the benefit of each Purchaser) relating to this Agreement, or in respect of which the Administrator has received evidence satisfactory to the Administrator of acknowledgment copies, or time-stamped receipt copies, of proper financing statements releasing or terminating, as applicable, all security interests and other rights of any Person in such Pool Asset.
(h)    Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator or any Purchaser Agent in connection with this Agreement or any other Transaction Document to which it is a party is or will be, when taken as a whole, complete and accurate in all material respects as of its date or as of the date so furnished, and does not and will not, when taken as a whole, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading.
(i)    The Seller’s (x) principal place of business and chief executive office and the office where it keeps its records concerning the Receivables and (y) “location” (as such term is used in the UCC), are, in each case, located at the addresses referred to in Sections 1(b) and 2(b) of Exhibit IV to this Agreement.
(j)    The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in the Lock-Box Schedule Letter Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with this Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements (except as otherwise agreed to in writing by the Administrator); provided, however, that so long as the Exception Account Conditions are then satisfied with respect to an Exception Account, such Exception Account need not be subject to a Lock-Box Agreement. Seller has not granted to any Person, other than the Administrator as contemplated by this Agreement, dominion and control of any Lock-Box Account, or the right to take dominion and control of any such account at a future time or upon the occurrence of a future event. The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.
(k)    Neither the Seller nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.
(l)    No proceeds of any Purchase or reinvestment will be used for any purpose that violates any Applicable Law, including Regulations T, U or X of the Federal Reserve Board.
(m)    Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.
(n)    No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event and no event would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom that constitutes a Termination Event or an Unmatured Termination Event.
(o)    The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.
(p)    The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.
(q)    The Seller has complied in all material respects with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents that are applicable to it and all laws, rules, regulations and orders that are applicable to it.
(r)    The Seller’s complete corporate name is set forth in the preamble to this Agreement, and it does not use and has not during the last five years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to this Agreement and except for names first used after the date of this Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(k)(iv) of Exhibit IV to this Agreement.
(s)    The Seller is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act of 1940, as amended.
(t)    None of the consignments, inventory financings, or other arrangements covered by the financing statement specified in Schedule VIII attached hereto (the “Subject UCC”) relates or will relate to commingled goods or inventory the sale of which gives rise to any Receivable. The secured party set forth on the Subject UCC does not have, nor will it have, any Adverse Claim on, or with respect to, any Pool Receivables or Related Assets.
(u)    With respect to each Receivable transferred to the Seller under the Sale Agreement, Seller has given reasonably equivalent value to the Originator thereof in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any Section of the Bankruptcy Code.
(v)    Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(w)    Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a Material Adverse Effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under this Agreement or such other Transaction Documents.
(x)    No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(y)    The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of WESCO under generally accepted accounting principles.
(z)    As of the Ninth Amendment Date, the Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.
2. Representations and Warranties of WESCO (including in its capacity as the Servicer). WESCO, individually and in its capacity as the Servicer, represents and warrants as follows:
(a)    WESCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.
(b)    The execution, delivery and performance by WESCO of this Agreement and the other Transaction Documents to which it is a party, including the Servicer’s use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and the other Transaction Documents to which WESCO is a party have been duly executed and delivered by WESCO.
(c)    No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by WESCO of this Agreement or any other Transaction Document to which it is a party.
(d)    Each of this Agreement and the other Transaction Documents to which WESCO is a party constitutes the legal, valid and binding obligation of WESCO enforceable against WESCO in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    The balance sheets of Holdings and its consolidated Subsidiaries as at December 31, ~~2014~~2018, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of Holdings and its consolidated Subsidiaries as at such date and the results of the operations of Holdings and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, ~~2014~~2018 there has been no event or circumstances which have had a Material Adverse Effect.
(f)    Except as disclosed in the most recent audited financial statements of Holdings and its consolidated Subsidiaries furnished to the Administrator and each Purchaser Agent, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could have a Material Adverse Effect.
(g)    No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.
(h)    Each Information Package (if prepared by WESCO or one of its Affiliates, or to the extent that information contained therein is supplied by WESCO or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator, any Purchaser or any Purchaser Agent in connection with this Agreement is or will be complete and accurate in all material respects as of its date or as of the date so furnished and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(i)    The office where WESCO keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to this Agreement.
(j)    WESCO is not in violation of any order of any court, arbitrator or Governmental Authority, which could have a Material Adverse Effect.
(k)    Neither WESCO nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.
(l)    The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.
(m)    WESCO has complied in all material respects with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents that are applicable to it.
(n)    WESCO is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(o)    None of the consignments, inventory financings, or other arrangements covered by the financing statement specified in the Subject UCC relates or will relate to commingled goods or inventory the sale of which gives rise to any Receivable. The secured party set forth on the Subject UCC does not have, nor will it have, any Adverse Claim on, or with respect to, any Pool Receivables or Related Assets.
(p)    Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Servicer which would have a Material Adverse Effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under this Agreement or such other Transaction Documents.
(q)    No license or approval is required for the Administrator or any successor Servicer to use any program used by the Servicer in the servicing of the Receivables.
(r)    No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
3. Ordinary Course of Business. Each of the Seller and the Purchasers represents and warrants, as to itself, that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchasers and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.
ARTICLE I.
EXHIBIT IV
COVENANTS
1. Covenants of the Seller. Until the Final Payout Date:
(a)    Compliance with Laws, Etc. The Seller shall comply with all Applicable Laws, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.
(b)    Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business, chief executive office and “location” (as such term is used in the UCC) and the office where it keeps its records concerning the Receivables at the addresses and locations of the Seller set forth under its name on Schedule IV to this Agreement or, pursuant to clause (k)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days’ written notice before making any change in the Seller’s name or making any other change in the Seller’s identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). The Seller will (and will cause each Originator to) on or prior to the date of this Agreement, mark its master data processing records and other books and records relating to the Purchased Interest (and at all times thereafter (until the latest of the Facility Termination Date or the date all other amounts owed by the Seller under this Agreement shall be paid in full) continue to maintain such records) with a legend, acceptable to the Administrator, describing the Purchased Interest.
(c)    Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.
(d)    Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (for the benefit of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (for the benefit of the Purchasers) as the Administrator, may reasonably request.
(e)    Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller’s undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect thereof.
(f)    Extension or Amendment of Receivables. Except as provided in this Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.
(g)    Change in Business or Credit and Collection Policy. The Seller shall not make (or agree with any Originator to make) any change (i) in the character of its business or (ii) in any Credit and Collection Policy that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or agree with any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(h)    Audits. The Seller shall (and shall cause each Originator to), from time to time during regular business hours, but no more frequently than annually unless (w) a Termination Event or Unmatured Termination Event has occurred and is continuing, (x) WESCO or Holdings ceases to have a rating of at least “B-” by Standard and Poor’s on its respective corporate credit rating, (y) Holdings’ Available Liquidity fails to exceed $100,000,000 or (z) in the opinion of the Administrator (with the consent or at the direction of any of the Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Seller’s performance or ability to perform in any material respect its obligations under this Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives, at the Seller’s expense: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or any such Originator) relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Seller and the Originators for the purpose of examining such materials described in clause (i) above (and shall include the review of the systems and operations of the off-system originators), and to discuss matters relating to Receivables and the Related Security or the Seller’s, WESCO’s or the Originators’ performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, WESCO or the Originators having knowledge of such matters.
(i)    Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof and (iii) if a Termination Event has occurred and is continuing, directly transfer all Collections received in each Exception Account to a Lock-Box Account (other than an Exception Account) no later than one (1) Business Day following receipt thereof. Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers, each Lock-Box Account shall at all times be subject to a Lock-Box Agreement; provided, however, that so long as the Exception Account Conditions are then satisfied with respect to an Exception Account, such Exception Account need not be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections; provided that the Seller may permit (i) collections relating to Excluded Receivables and (ii) such other collections not relating to Receivables as the Administrator may approve in writing, in each case, to be so deposited or credited to any Lock-Box Account so long as (x) the amount of such collections does not exceed $15,000,000 for any calendar month and (y) the Administrator has not requested in writing that the Servicer direct obligors relating to such Excluded Receivables to cease making payments to Lock-Box Accounts.
(j)    Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:
(i)     as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller;
(ii)     as soon as possible and in any event within five (5) days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;
(iii)     promptly after the filing or receiving thereof, copies of all material reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;
(iv)     at least thirty days (or such shorter period as agreed to in writing by the Administrator) before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;
(v)     promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;
(vi)     promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, or to its knowledge, the Servicer or any Originator; ~~and~~
(vii)    as soon as possible and in any event within five (5) days after the occurrence of any joinder of a Subject Originator without the consent of the Majority Purchasers (or such later date may be agreed to by the Administrator), a copy of such joinder; and
(~~vii~~viii)     such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any Originator as the Administrator or any Purchaser Agent may from time to time reasonably request.
Information required to be delivered pursuant to clause (i) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports or current reports containing such information, shall have been posted by the Administrator on a SyndTrak, IntraLinks or similar site to which the Purchasers have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Holdings. Each Purchaser shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
(k)    Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchasers, the Seller will not (and will not agree with any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller’s certificate of incorporation or by-laws.
(l)    Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii) Subject to the limitation set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) of the Company Note in accordance with its terms, and (B) the Seller may declare and pay dividends.
(iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller’s tangible net worth would be less than $50,000,000 or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.
(m)    Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Note; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).
(n)    Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchaser Groups and the Administrator under this Agreement and under each Purchaser Group Fee Letter); (ii) the payment of accrued and unpaid interest on the Company Note; and (iii) other legal and valid corporate purposes.
(o)    Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $50,000,000.
(p)    Exclusion of Credit Memos. As soon as possible, the Seller shall (and shall cause each Originator and the Servicer to) remove credit memos from any aging schedules contained in or used to calculate the information set forth in each Information Package delivered pursuant to Section 2(i)(iii) of Exhibit IV to this Agreement.
(q)    Calculation of the Purchased Interest. The Seller shall calculate the Purchased Interest on a daily basis and, if requested, provide the results of such calculation to the Administrator, any Purchaser Agent, Moody’s or Standard & Poor’s, as applicable.
(r)    Anti-Money Laundering/International Trade Law Compliance. The Seller will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Purchase or reinvestment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Purchase will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator and each Purchaser Agent in writing upon the occurrence of a Reportable Compliance Event.
(s)    Liquidity Coverage Ratio.  The Seller shall not issue any LCR Security.
(t)    Beneficial Ownership Certification. Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Borrower shall execute and deliver to the Administrative Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Regulation.
2. Covenants of the Servicer and WESCO. Until the Final Payout Date:
(a)    Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, WESCO shall comply (and shall cause each Originator to comply) in all material respects with all Applicable Laws, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.
(b)    Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall keep (and shall cause each Originator to keep) its principal place of business, chief executive office and “location” (as such term is used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the addresses of the Servicer set forth under its name on Schedule IV to this Agreement or, upon at least 30 days’ prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of each Purchaser) in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, also will (and will cause each Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).
(c)    Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall (and shall cause Originator to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.
(d)    Extension or Amendment of Receivables. Except as provided in this Agreement, the Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not extend (and shall not permit any Originator to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.
(e)    Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not make (and shall not permit any Originator to make) any change in (i) the character of its business or (ii) in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not make (and shall not permit any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(f)    Audits. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall (and shall cause each Originator to), from time to time during regular business hours, but no more frequently than annually unless (w) a Termination Event or Unmatured Termination Event has occurred and is continuing, (x) WESCO or Holdings ceases to have a rating of at least “B-” by Standard and Poor’s on its respective corporate credit rating, (y) Holdings’ Available Liquidity fails to exceed $100,000,000 or (z) in the opinion of the Administrator (with the consent or at the direction of any of the Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Servicer’s performance or ability to perform in any material respect its obligations under this Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives, at the Servicer’s expense: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters.
(g)    Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not (and shall not permit any Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in the Lock-Box Schedule Letter Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator and the Majority Purchasers shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.
(h)    Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof and (iii) if a Termination Event has occurred and is continuing, directly transfer all Collections received in each Exception Account to a Lock-Box Account (other than an Exception Account) no later than one (1) Business Day following receipt thereof. Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers, each Lock-Box Account shall at all times be subject to a Lock-Box Agreement; provided, however, that so long as the Exception Account Conditions are then satisfied with respect to an Exception Account, such Exception Account need not be subject to a Lock-Box Agreement. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections; provided that the Servicer may permit (i) collections relating to Excluded Receivables and (ii) such other collections not relating to Receivables as the Administrator may approve in writing, in each case, to be so deposited or credited to any Lock-Box Account so long as (x) the amount of such collections does not exceed $15,000,000 for any calendar month and (y) the Administrator has not requested in writing that the Servicer direct obligors relating to such Excluded Receivables to cease making payments to Lock-Box Accounts.
(i)    Reporting Requirements. WESCO shall provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:
(i)     as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of Holdings, balance sheets of Holdings and its consolidated Subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flow of Holdings and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;
(ii)     as soon as available and in any event within 90 days after the end of each fiscal year of Holdings, a copy of the annual report for such year for Holdings and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;
(iii) as to the Servicer only, as soon as available and in any event not later than 2 days prior to the Settlement Date in such month, an Information Package for such period, including a calculation (with reasonable detail with respect to such calculation) of Available Liquidity as of the last day of the preceding calendar month; provided, however that if (x) WESCO or Holdings shall cease to have a rating of at least “B-” by Standard & Poor’s on its respective corporate credit rating or (y) Holdings’ Available Liquidity fails to exceed $100,000,000, the Servicer shall provide (i) if requested by the Administrator or any Purchaser Agent, in each case in such Person’s sole discretion, an Information Package on the first Business Day of each calendar week and (ii) such information as shall be requested by the Administrator in its sole discretion regarding Collections to the Administrator on a daily basis;
(iv)     as soon as possible and in any event within five days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of WESCO setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;
(v)     promptly after the sending or filing thereof, copies of all reports that WESCO or Holdings sends to any of their respective security holders, and copies of all reports and registration statements that WESCO, Holdings or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; provided, that any filings with the Securities and Exchange Commission that have been granted “confidential” treatment shall be provided promptly after such filings have become publicly available;
(vi)     promptly after the filing or receiving thereof, copies of all material reports and notices that WESCO, Holdings or any of their respective Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on WESCO, Holdings and/or any such Affiliate;
(vii)     at least thirty days (or such shorter period as agreed to in writing by the Administrator) before any change in WESCO’s, Holdings’ or any Originator’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;
(viii)     promptly after WESCO or Holdings obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between WESCO, Holdings or any of their respective Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which (x) the amount involved is $25,000,000 or more and not covered by insurance or (y) injunctive or similar relief is sought which could reasonably be expect to have a Material Adverse Effect; or (C) litigation or proceeding relating to any Transaction Document;
(ix)     promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of WESCO, Holdings or any of their respective Subsidiaries;
(x)    promptly after the occurrence thereof, notice of any downgrade of WESCO or Holdings;
(xi)     such other information respecting the Receivables or the condition or operations, financial or otherwise, of WESCO, Holdings or any of their respective Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request;
(xii)    promptly after the occurrence thereof, notice of any material acquisition or investment by WESCO or Holdings of or in any Person, business or operation;
(xiii)    on or before 30 days prior to each anniversary of the Closing Date, the Servicer shall, at its own expense, cause an independent auditor acceptable to the Administrator and each Purchaser Agent to furnish to WESCO, the Administrator and each Purchaser Agent, (A) a report in a format acceptable to each Purchaser Agent, to the effect that they have (1) reviewed and audited WESCO’s and Holdings’ books, records and servicing procedures, (2) performed testing of a statistically significant sample of Receivables and each Information Package generated during such fiscal year then ended, and describing the results of such review and testing, and (3) during such review and testing, not discovered any deviations (other than those described in the report) from the Credit and Collection Policy, and (B) a report in a format acceptable to each Purchaser Agent to the effect that they have applied certain procedures agreed upon with the Servicer, the Administrator and each Purchaser Agent and examined certain documents and records relating to the servicing of Receivables under this Agreement, and that, based upon such agreed upon procedures, nothing has come to the attention of such auditors that caused them to believe such servicing (including without limitation, the allocation of Collections) has not been conducted in compliance with the terms and conditions set forth herein, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed (it being understood and agreed that in any year, a field audit performed by the Administrator or its agents or representatives pursuant to Section 2(f) of this Exhibit IV may, with the prior consent of the Administrator and the Majority Purchasers, satisfy the requirements of this clause (xiii)); and
(xiv)    as soon as available each month and in any event not later than 30 days after the end of such month (other than months which are the last month of a calendar quarter) and within 45 days of the end of each calendar quarter, management prepared unaudited financial statements of Holdings and its consolidated Subsidiaries.
Information required to be delivered pursuant to clause (i) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports or current reports containing such information, shall have been posted by the Administrator on a SyndTrak, IntraLinks or similar site to which the Purchasers have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Holdings. Each Purchaser shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
(j)    Anti-Money Laundering/International Trade Law Compliance. The Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Purchase or reinvestment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Purchase will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator and each Purchaser Agent in writing upon the occurrence of a Reportable Compliance Event.
3. Separate Existence. Each of the Seller and WESCO hereby acknowledges that the Purchasers, the Purchaser Agents, the Administrator and the Liquidity Providers are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from WESCO and its Affiliates. Therefore, from and after the date hereof, each of the Seller and WESCO shall take all steps specifically required by this Agreement or reasonably required by the Administrator to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of WESCO and any other Person, and is not a division of WESCO, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and WESCO shall take such actions as shall be required in order that:
(a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;
(c) Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of WESCO or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;
(d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, WESCO or any Affiliate thereof;
(e) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;
(f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant to this Agreement. The Seller will not incur any material indirect or overhead expenses for items shared with WESCO (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that WESCO shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
(g) The Seller’s operating expenses will not be paid by WESCO or any other Affiliate thereof;
(h) All of the Seller’s business correspondence and other communications shall be conducted in the Seller’s own name and on its own separate stationery;
(i) The Seller’s books and records will be maintained separately from those of WESCO and any other Affiliate thereof;
(j) All financial statements of WESCO or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of WESCO, and (ii) the Originators have sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;
(k) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of WESCO or any Affiliate thereof;
(l) The Seller will strictly observe corporate formalities in its dealings with WESCO or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of WESCO or any Affiliate thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which WESCO or any Affiliate thereof (other than WESCO in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of WESCO or any Subsidiary or other Affiliate of WESCO. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;
(m) The Seller will maintain arm’s-length relationships with WESCO (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor WESCO will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and WESCO will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and
(n) WESCO shall not pay the salaries of Seller’s employees, if any.

EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    (i) the Seller, WESCO, any Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for 5 days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure shall continue unremedied for one Business Day or (iii) WESCO shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator and the Majority Purchasers shall have been appointed;
(b)    WESCO (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to this Agreement that WESCO (or such Affiliate) then has as Servicer;
(c)    any representation or warranty made or deemed made by the Seller, WESCO or any Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller, WESCO or any Originator or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue for 5 days after notice to the Seller or the Servicer of such inaccuracy;
(d)    the Seller or the Servicer shall fail to deliver the Information Package pursuant to this Agreement, and such failure shall remain unremedied for two days;
(e)    this Agreement or any Purchase or reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;
(f)    the Seller, WESCO, Holdings or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, WESCO, Holdings or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, WESCO, Holdings or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;
(g)    (i) the average for three most recently ended consecutive calendar months of: (A) the Default Ratio shall exceed 3.25%, (B) the Delinquency Ratio shall exceed 4.00% or (C) the Dilution Ratio shall exceed 7.50% or (ii) (A) the Default Ratio shall exceed 4.00%, (B) the Delinquency Ratio shall exceed 5.00% or (C) the Days’ Sales Outstanding shall exceed 62 days;
(h)    a Change in Control shall occur;
(i)    at any time (i) the sum of (A) the Aggregate Investment plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Purchasers’ share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and Fees), and such circumstance shall not have been cured within two Business Days;
(j)    (i) WESCO, Holdings or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $35,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in this Agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;
(k)    either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) the Internal Revenue Service shall file a notice of lien asserting (1) a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller or (2) a claim or claims of $250,000 or more in the aggregate pursuant to the Internal Revenue Code with regard to any of the assets of any Originator, WESCO, Holdings or any ERISA Affiliate, and in each case such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, WESCO, Holdings or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, WESCO, Holdings or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability in excess of $1,000,000 and such lien shall have been filed and not released within 10 days;
(l)    (i) one or more final judgments for the payment of money shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $35,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution;
(m)    the “Purchase and Sale Termination Date” under and as defined in the Sale Agreement shall occur under the Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Sale Agreement;
(n)    as of the last day of any fiscal quarter of Holdings’, to the extent that the Available Liquidity fails to exceed $100,000,000, the Fixed Charge Coverage Ratio shall be less than 1.0 to 1.0. For purposes of this clause (n), unless otherwise defined in this Agreement, terms used herein (including all defined terms used within such terms ) shall have the respective meaning assigned to such terms in the Credit Agreement as in effect on the Closing Date, regardless of (i) whether or not the Credit Agreement or any provision therein is subsequently waived, amended, amended and restated, or otherwise modified or (ii) whether or not the Credit Agreement is substituted, replaced, terminated or any of the provisions therein are or become unenforceable in whole or in part as against any party thereto; or
(o)    either (i) a “Change of Control” (as defined in the Credit Agreement) occurs with respect to Holdings or (ii) Holdings breaches or defaults in respect of its negative covenant set for in Section 6.03(c) of the Credit Agreement, in each case, subject to any applicable grace periods set forth in the Credit Agreement with respect thereto (but regardless of whether or not any such events or conditions are waived or modified).

(a)

SCHEDULE I
CREDIT AND COLLECTION POLICY
On File With:
WESCO Receivables Corp.
225 West Station Square Drive, Suite 700
Pittsburgh, PA 15219
Attn: Treasurer
Telephone: (412) 454-2374
Facsimile: (412) 454-2515

SCHEDULE II
[Reserved]
SCHEDULE III

TRADE NAMES

None.

SCHEDULE IV

NOTICE INFORMATION

WESCO RECEIVABLES CORP.,
as Seller

Address:
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
Attention: Treasurer
Telephone: (412) 454-2374
Facsimile: (412) 222-7427

WESCO DISTRIBUTION, INC.,
as Servicer

Address:
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
Attention: Treasurer
Telephone: (412) 454-2374
Facsimile: (412) 222-7427

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

Address:
PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Robyn Reeher
Telephone No.: (412) 768-3090
Facsimile No.: (412) 762-9184

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for PNC Bank, National Association

Address:
PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Robyn Reeher
Telephone No.: (412) 768-3090
Facsimile No.: (412) 762-9184

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser for PNC Bank, National Association

Address:
PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Robyn Reeher
Telephone No.: (412) 768-3090
Facsimile No.: (412) 762-9184

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser for Wells Fargo Bank, National Association

Address:
1100 Abernathy Rd NE
16th Floor, Suite 1600
Atlanta, Georgia 30328
Attention: William P. Rutkowski
Telephone No.: (770) 508-2180

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for Wells Fargo Bank, National Association

Address:
1100 Abernathy Rd NE
16th Floor, Suite 1600
Atlanta, Georgia 30328
Attention: William P. Rutkowski
Telephone No.: (770) 508-2180
FIFTH THIRD BANK,
as a Committed Purchaser for Fifth Third Bank

Address:
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Andrew Jones
Telephone No.: (513) 534-0836
Facsimile No.: (513) 534-0319

FIFTH THIRD BANK,
as Purchaser Agent for Fifth Third Bank

Address:
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Kevin Gusweiler
Telephone No.: (513) 534-0435
Facsimile No.: (513) 534-0319

~~THE HUNTINGTON NATIONAL BANK,~~
~~as a Committed Purchaser for The Huntington National Bank~~
~~Address:~~
~~125 South Wacker Drive~~
~~Chicago, Illinois 60606~~
~~Attention: Michael Kiss~~
~~Telephone No.: (312) 762-2163~~
~~Facsimile No.: (877) 433-8992~~
~~THE HUNTINGTON NATIONAL BANK,~~
~~as Purchaser Agent for The Huntington National Bank~~
~~Address:~~
~~125 South Wacker Drive~~
~~Chicago, Illinois 60606~~
~~Attention: Michael Kiss~~
~~Telephone No.: (312) 762-2163~~
~~Facsimile No.: (877) 433-8992~~
LIBERTY STREET FINDING LLC,
as a Conduit Purchaser

Address:
c/o The Bank of Nova Scotia
250 Vesey Street, 23rd Floor
New York, New York 10281
Attention: ~~Tim Johnston~~Darren Ward
Telephone No.: (212) 225-~~5079~~5264

THE BANK OF NOVA SCOTIA,
as a Committed Purchaser for Liberty Street Funding LLC

Address:
250 Vesey Street, 23rd Floor
New York, New York 10281
Attention: ~~Tim Johnston~~Darren Ward
Telephone No.: (212) 225-~~5079~~5264

THE BANK OF NOVA SCOTIA,
as Purchaser Agent for The Bank of Nova Scotia and Liberty Street Funding LLC

Address:
250 Vesey Street, 23rd Floor
New York, New York 10281
Attention: ~~Tim Johnston~~Darren Ward
Telephone No.: (212) 225-~~5079~~5264

~~BRANCH BANKING AND TRUST COMPANY,~~
RELIANT TRUST
as a ~~Committed~~Conduit Purchaser ~~for Branch Banking and Trust Company~~

Address:
~~8200 Greensboro Drive, Suite 1000~~
~~McLean, Virginia 22102~~
130 Adelaide Street West
12th Floor
Toronto, ON, M5H 3P5
Attention: ~~John K. Perez~~ASG Asset Securitization
Telephone No.: (~~703~~416) ~~442~~307-~~4040~~6035
~~Facsimile No.: (703) 442-5544~~

THE TORONTO-DOMINION BANK
~~BRANCH BANKING AND TRUST COMPANY,~~
as Purchaser Agent for ~~Branch Banking and~~The Toronto-Dominion Bank and Reliant Trust ~~Company~~

Address:
130 Adelaide Street West
~~8200 Greensboro Drive, Suite 1000~~
~~McLean, Virginia 22102~~
~~Attention: John K. Perez~~
~~Telephone No.: (703) 442-4040~~
~~Facsimile No.: (703) 442-5544~~
12th Floor
Toronto, ON, M5H 3P5
~~U.S. BANK NATIONAL ASSOCIATION,~~
~~as a Committed Purchaser for U.S. Bank National Association~~
~~Address:~~
~~777 East Wisconsin Avenue~~
~~MK-WI-T5~~
~~Milwaukee, WI 53202~~
Attention: ~~William Patton~~ASG Asset Securitization
Telephone No.: (~~414~~416) ~~765~~307-~~7631~~6035

~~U.S. BANK NATIONAL ASSOCIATION,~~
~~as Purchaser Agent for U.S. Bank National Association~~

~~Address:~~
~~777 East Wisconsin Avenue~~
~~MK-WI-T5~~
~~Milwaukee, WI 53202~~
~~Attention: William Patton~~
~~Telephone No.: (414) 765-7631~~

SCHEDULE V
[Reserved]

SCHEDULE VI
COMMITMENTS

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser for PNC Bank, National Association

Commitment: $~~165,000,000~~175,000,000

FIFTH THIRD BANK,
as a Committed Purchaser for Fifth Third Bank

Commitment: $~~95,000,000~~125,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser for Wells Fargo Bank, National Association

Commitment: $150,000,000

~~THE HUNTINGTON NATIONAL BANK,~~
~~as a Committed Purchaser for The Huntington National Bank~~
~~Commitment: $45,000,000~~
THE BANK OF NOVA SCOTIA,
as a Committed Purchaser for Liberty Street Funding LLC

Commitment: $~~45,000,000~~75,000,000

~~BRANCH BANKING AND TRUST COMPANY~~THE TORONTO-DOMINION BANK,
as a Committed Purchaser for ~~Branch Banking and~~Reliant Trust ~~Company~~

Commitment: $~~30,000,000~~75,000,000

~~U.S. BANK NATIONAL ASSOCIATION,~~
~~as a Committed Purchaser for U.S. Bank National Association~~
~~Commitment: $20,000,000~~

SCHEDULE VII
SCHEDULED COMMITMENT TERMINATION DATE

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser for PNC Bank, National Association

Scheduled Commitment Termination Date: September ~~24~~26, ~~2020~~2022

FIFTH THIRD BANK,
as a Committed Purchaser for Fifth Third Bank

Scheduled Commitment Termination Date: September ~~24~~26, ~~2020~~2022

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser for Wells Fargo Bank, National Association

Scheduled Commitment Termination Date: September ~~24~~26, ~~2020~~2022

~~THE HUNTINGTON NATIONAL BANK,~~
~~as a Committed Purchaser for The Huntington National Bank~~
~~Scheduled Commitment Termination Date: September 24, 2020~~
THE BANK OF NOVA SCOTIA,
as a Committed Purchaser for Liberty Street Funding LLC

Scheduled Commitment Termination Date: September ~~24~~26, ~~2020~~2022

~~BRANCH BANKING AND TRUST COMPANY~~THE TORONTO-DOMINION BANK,
as a Committed Purchaser for ~~Branch Banking and~~Reliant Trust ~~Company~~

Scheduled Commitment Termination Date: September ~~24~~26, ~~2020~~2022

~~U.S. BANK NATIONAL ASSOCIATION,~~
~~as a Committed Purchaser for U.S. Bank National Association~~

~~Scheduled Commitment Termination Date: September 24, 2020~~

SCHEDULE VIII

SUBJECT UCC

Debtor	Secured Party	Filing Location	Filing Data
TVC Communications, L.L.C.	CommScope, Inc. of North Carolina	Delaware Department of State U.C.C. Filing Section	Initial Filing # 2009 1997995 Filed 6/23/2009

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